Exhibit 10.55

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks [*****].Manufacturing Services Agreement between

Catalent Massachusetts LLC

and

Acorda Therapeutics, Inc.

Effective Date: January 1, 2023

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

MANUFACTURING SERVICES AGREEMENT

This MANUFACTURING SERVICES AGREEMENT (this “Agreement”) is made as of December 31 2022 (“Execution Date”) and effective as of January 1, 2023 ("Effective Date").

B E T W E E N:

CATALENT MASSACHUSETTS LLC, a Delaware corporation, having a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873, USA (“Manufacturer”),

- and -

ACORDA THERAPEUTICS, INC., a Delaware corporation (“Acorda”).

Whereas, the Parties terminated that certain Manufacturing Services Agreement, dated as of February 10, 2021, by and between Manufacturer and Acorda pursuant to that certain termination letter between the Parties effective as of December 31, 2022; and

Whereas, the Parties are entering into this Agreement to govern the manufacture of Batches (as defined below) to be provided by Manufacturer to Acorda following the Effective Date and other related matters;

Now, Therefore, in consideration of the rights conferred and the obligations assumed herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

INTERPRETATION
1.1.
Definitions. The following terms, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms have corresponding meanings:

“Acorda” has the meaning set forth in the introductory paragraph hereto and, in addition, includes any Acorda Affiliate added as an Additional Acorda Party pursuant to Section 13.5(e);

“Acorda Indemnitees” has the meaning specified in Section 10.2;

“Acorda Intellectual Property” means to the extent necessary to conduct the activities of Manufacturer hereunder, Intellectual Property to the extent owned or controlled by Acorda or its wholly-owned subsidiary Civitas Therapeutics, Inc. as of the Effective Date, including without limitation [*****];

“Acorda New Intellectual Property” means any New Intellectual Property other than the Manufacturer New Intellectual Property;

“Acorda Property” has the meaning specified in Section 8.4(a)(ii);

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Acorda-Supplied Components/Materials” means the Components/Materials identified in Schedule 6 of this Agreement as Acorda-Supplied Components/Materials, as Schedule 6 may from time to time be amended in accordance with ARTICLE 4;

“Active Materials” means the materials listed and identified in Schedule 3;

“Active Materials Credit Value” means the value of the Active Materials for certain purposes of this Agreement, as set forth for the Product in Schedule 3;

“Actual Annual Yield” or “AAY” has the meaning specified in Section 2.7(a)(ii);

“Additional Acorda Party” has the meaning specified in Section 13.5(e);

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For purposes of this definition, “control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise;

“Agents” means (a) those employees of Manufacturer or any of its Affiliates at any particular time during the Term who require access to Lock Down Information for a Purpose; and (b) individual independent contractors engaged by Manufacturer at any particular time during the Term who require access to Lock Down Information for the purpose of providing Manufacturing Services;

“Agreement” has the meaning set forth in the introductory paragraph hereto;

“[*****]” means any Know-How or other Intellectual Property licensed to or acquired by [*****], directly or indirectly, under [*****];

“Ancillary Agreement” has the meaning set forth in the Asset Purchase Agreement;

“Annual Product Review Report” means the annual product review report prepared by Manufacturer regarding the Supplied Product as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e), and any other similar reports that may be required by Applicable Laws;

“Annual Report” means the annual report to the FDA prepared by Acorda regarding Marketed Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2), and any other similar reports that may be required by Applicable Laws;

“Annual Volume Projection” means the annual volume projections set forth in the applicable portion of Schedule 2, as from time to time updated thereafter by written agreement of the Parties;

“Applicable Laws” means, with respect to Acorda, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which Active Material or Supplied Product or Marketed Product is produced, marketed, distributed, used or sold; and with respect to Manufacturer, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of the jurisdiction in which Manufacturer Manufactures Supplied Product, including cGMP; and in the event that Supplied Product is being supplied for sale or use outside the United States, such other standards as may be agreed in the Quality Agreement or otherwise in writing between the Parties;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Asset Purchase Agreement” means that certain Asset Purchase Agreement to transfer certain of Acorda’s assets to Manufacturer, dated December 30th, 2020, between Acorda and Manufacturer;

“Authority” means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

“Batch” means a specific quantity of Supplied Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of manufacture as defined by the applicable Batch record; the approximate Batch sizes for PSD-4 are 340,000 capsules and the projected batch sizes for PSD-7, 1,600,000 capsules for filing; or for bulk powder 100kg, and 86,000 capsules for packaging/blistering;

“Bulk Product” means spray-dried intermediate in bulk powder of levodopa;

“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the Commonwealth of Massachusetts;

“cGMPs” means the then-current good manufacturing practices that apply to the manufacture of Supplied Product for incorporation into Marketed Product to be marketed, distributed, or sold in countries or jurisdictions in the Territory, including as described in:

(a)
the FFDCA, including as set forth in sections 501(a)(2)(B) and (h) of the FFDCA (21 U.S.C. 351(a)(2)(B) and (h)); section 520(f) of the FFDCA (21 U.S.C. 360j(f)); 21 C.F.R. part 4; 21 C.F.R. parts 210 and 211; and 21 C.F.R. part 800, and, in each case, any guidance regarding such requirements;
(b)
EC Directive 2003/94/EC and Volume 4 of the European Commission’s Rules governing medicinal products in the European Union;
(c)
Division 2 of Part C of the Food and Drug Regulations (Canada); and
(d)
MHLW Ordinances No. 169 and No. 179 of 2004 governing management of manufacturing and quality of relevant products in Japan;

together with the latest FDA, European Commission and EMA, Health Canada, and MHLW/PMDA (Japan), respectively, guidance documents issued by the relevant Authority pertaining to manufacturing and quality control practice in the applicable jurisdiction. “cGMPs” will also include the laws, regulations and guidance for any other jurisdiction in the Territory;

“COA” means a Certificate of Analysis for the applicable Batch;

“COA Target Date” means the date for the delivery of the COA specified in the Purchase Order, which shall not be less than 89 days from the delivery of the Purchase Order;

“COC” means a batch Certificate of Conformity which is issued by Manufacturer after Acorda’s documentation review and batch acceptance;

“Compliant Product Requirements” means, in respect of Supplied Product delivered hereunder, that the Manufacturing Services have been performed by Manufacturer in respect of such Supplied Product in compliance with all Specifications, cGMPs or other Applicable Laws, and other requirements set forth

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

in this Agreement or the Quality Agreement and that the Supplied Product as delivered complies with the warranties set forth in this Agreement;

“Components/Materials” means all Active Materials, packaging components, raw materials, ingredients, disposable items, and other materials required to manufacture, package and label Supplied Product in accordance with the Specifications for delivery to Acorda in accordance with the terms of this Agreement;

“Confidential Information” means (a) any and all Know-How that has been, prior to the Effective Date, or is, at any time on or after the Effective Date, provided or communicated to the Receiving Party by or on behalf of the Disclosing Party (including by a third party) pursuant to this Agreement or other arrangements contemplated hereby or thereby or any discussions or negotiations with respect or leading up thereto, whether provided or communicated orally, visually, electronically, in writing, by delivery of materials containing such Know-How or material or in any other form now known or hereafter invented, and (b) without limiting the foregoing, Lock Down Information, Acorda Intellectual Property and any Acorda New Intellectual Property, as to which Acorda shall in all cases be deemed the Disclosing Party. Confidential Information includes all confidential and proprietary technologies, know-how, trade secrets, discoveries, inventions, and any other confidential and proprietary intellectual property (whether or not patented), analyses, compilations, business or technical information and other proprietary materials prepared by either Party, their Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by or on behalf of the Disclosing Party, its Affiliates or any of its or their respective Representatives;

“Deficiency Notice” has the meaning specified in Section 6.2(a);

“Delivery Date” means the date of the Certificate of Analysis issued by Manufacturer to Acorda;

“Disclosing Party” has the meaning specified in Section 11.1;

“Dispute” has the meaning set forth in Section 12.1;

“Effective Date” has the meaning set forth in the introductory paragraph hereto;

“EMA” means the European Medicines Agency and any successor Authority having the same or similar jurisdiction;

“European Union” means those countries that are (a) the United Kingdom and (b) members of the European Union as of the Effective Date together with, from the date they become members of the European Union, any countries that become new members of the European Union during the Term. For clarity, the defined term “European Union” will continue to include any countries that may leave the European Union after the Effective Date despite their ceasing to be members of the European Union;

“Excluded Lists” means the Department of Health and Human Service’s List of Excluded Individuals/Entities and the General Services Administration’s Lists of Parties Excluded from Federal Procurement and Non-Procurement Programs;

“Existing Quality Agreement” means that certain Quality Agreement, dated as of May 6, 2021, by and between Manufacturer and Acorda, the current version of which is attached hereto as Exhibit C;

“FDA” means the United States Food and Drug Administration and any successor Authority having the same or similar jurisdiction;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Fees” means any fees due to Manufacturer hereunder;

“FFDCA” has the meaning specified in Section 9.3(c)(v);

“Force Majeure Event” has the meaning specified in Section 13.6;

“Grace Period” means the [*****] period after the COA Target Date;

“Health Canada” means the section of the Canadian government known as Health Canada and includes, among other departments, the Therapeutic Product Directorate and the Health Product and Food Branch Inspectorate and any successor Authorities having the same or similar jurisdictions;

“Indemnified Party” has the meaning specified in Section 10.4;

“Indemnifying Party” has the meaning specified in Section 10.4;

“Intellectual Property” means any and all intellectual property rights of whatever kind or nature, including rights in patents, patent applications, copyrights and Know-How, including trade secrets; “Know-How” means any confidential or proprietary information, data, formulae, computer program, device, know-how, process, design, technique, knowledge, records (including Batch records), analytical methods, standard operating procedures for products, specifications and parameters for manufacturing equipment, quality control and other methods, practices or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable and whether or not they constitute trade secrets, including software, databases, algorithms, discoveries, improvements, specifications, diagrams, drawings expertise, technology, research, reports, documentation, equipment, methods of formulation, results of tests and field trials, specifications, and composites of materials;

“Knowledge” means, with respect to the applicable Party, the actual knowledge of the executive officers and directors of such Party, without a duty of inquiry or investigation;

“Late Delivery” means a failure to deliver to Acorda the COA by the end of the Grace Period;

“Lock Down Information” means the [*****] information [*****] outlined in Schedule 9;

“Losses” has the meaning specified in Section 10.2;

“Manufacturer” has the meaning set forth in the introductory paragraph hereto;

“Manufacturer Indemnitees” has the meaning specified in Section 10.3;

“Manufacturer Intellectual Property” means Intellectual Property owned or controlled (other than pursuant to the license set forth in Section 13.1(a)), or generated, discovered or developed, by or on behalf of Manufacturer or its Affiliates independently of the Manufacturing Services or other arrangements contemplated by this Agreement and without use of or reference to any Acorda Intellectual Property, [*****], or Acorda’s Confidential Information, in each case as demonstrated by competent contemporaneous written evidence, but in any event excluding any New Intellectual Property;

“Manufacturer New Intellectual Property” means any New Intellectual Property that is not exclusive to the Supplied Product or the Marketed Product or the Manufacture of Supplied Product or Marketed Product but (a) relates to developing, formulating, manufacturing, filling, processing, packaging,

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

analyzing, or testing pharmaceutical products generally, or (b) is generated, discovered, or developed solely by or on behalf of Manufacturer or its Affiliates;

“Manufacturing Services” (including, with correlative meanings, “Manufacturing” and “Manufacture”) means those services required to manufacture, including to fill the dry powder capsules, label, release (including final release to Acorda) and deliver Supplied Product, and for orders by Acorda for blister pack versions, primary packaging in blister packs, using Components/Materials as provided herein, including, to the extent required:

(e)
the acquisition, from such suppliers as Acorda may from time to time designate all Components/Materials other than Acorda-Supplied Components/Materials;
(f)
if needed, qualification and supervision of all suppliers of Other Components/Materials, with such qualification subject to Acorda’s consent, not to be unreasonably withheld, conditioned or delayed;
(g)
receipt, handling, inspection, testing, warehousing, and storage of Components/Materials;
(h)
manufacturing, production, validation, quality control, quality assurance, stability testing, laboratory analysis, warehousing, storage, handling, packaging, labeling, and release of Supplied Product;
(i)
the activities set forth in Section 2.1(d), Schedule 4 and Schedule 7 and Supplied Product stability testing and sample management, retain samples management and storage; and
(j)
services related to the foregoing, including compliance, activities of a health, safety and environment nature, engineering, calibration, maintenance and repair services, and other activities required to keep the Manufacturing Site and all installations, fixtures, and equipment located there at and intended for use in the manufacturing, packaging, labeling, release or delivery of Supplied Product in good and fully operational condition, qualified, and in compliance with Applicable Laws as necessary or appropriate to deliver Supplied Product as required hereby.

For the avoidance of doubt, all ancillary services listed above (other than clause (e), which shall include the ongoing stability program at the Manufacturing Site) shall be provided only for Supplied Product that is Processed by Manufacturer during the Term;

“Manufacturing Site” means the facilities located at Brickyard Square, 190 Everett Avenue, and 115 Carter Street, Chelsea, MA and leased to Manufacturer;

“Marketed Product” means (a) Acorda’s CVT-301 inhaled levodopa product (the subject of a New Drug Application in the United States under the name Inbrija®), (b) [*****] and the same active pharmaceutical ingredient as the Supplied Product that Acorda may, by written notice to Manufacturer, indicate is also to be included within the definition of “Marketed Product”, and (c) any other product included in the definition of “Marketed Product” pursuant to Section 2.1(h);

“Marketing Authorization” means a New Drug Application as defined in the FFDCA and the regulations promulgated thereunder or, in respect of a country other than the United States, any corresponding application, registration or certification necessary for the marketing and sale of a pharmaceutical product in such country, including applicable pricing and reimbursement approvals;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Minimum Commitment” means, with respect to the applicable Year, the number of Batches required to be ordered by Acorda for delivery in such Year as set forth in Schedule 2.

At the request of Acorda, Minimum Commitments shall be reduced by [*****].

“New Intellectual Property” means Intellectual Property generated, discovered, or developed by or on behalf of either Party or its Affiliates (including, for clarity, jointly by Acorda or any of its Affiliates and Manufacturer or any of its Affiliates) while performing, or as a result of the performance of, the Manufacturing Services or in connection with the other arrangements contemplated by this Agreement;

“Net Sales” means, for the measured period, the gross invoiced amounts for Marketed Product sold or commercially disposed of for value by Acorda, its Affiliate or sublicensee to first third party, less [*****]. Sales of Marketed Product between Acorda and its sublicensees (including its Affiliates) shall be disregarded for the purposes of calculating Net Sales, and in such case Net Sales shall include only subsequent sales by the relevant sublicensee to a third party. Subject to the foregoing sentence, if any Marketed Products are sold or disposed of by Acorda, its Affiliate or its sublicensees other than in a bona fide arm’s length sale exclusively for money, then Net Sales for such Marketed Products shall be deemed to be the price at which Acorda, its Affiliate or sublicensee could have sold such Marketed Products in a separate arm’s length transaction to a willing purchaser at the relevant time in the relevant country. The amount of [*****] shall be included in Net Sales in the Quarter in which such reduction or reversal occurs. All calculations shall be made in accordance with GAAP. In the event that Acorda has a sublicensee in a country, then the Net Sales definition will be based on the gross invoice price sold by the sublicensee to a third party per the definition of Net Sales, including [*****]. Further, transfers or dispositions of a Marketed Product for [*****] will not be deemed to be Net Sales, provided that such transfers or dispositions shall be in amounts consistent with [*****];

“Other Components/Materials” means Components/Materials that are not Acorda-Supplied Components/Materials;

“Party” means, individually, Manufacturer or Acorda, and “Parties” means, collectively, Manufacturer and Acorda;

“Person” means an individual or a sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, or other similar entity or organization, including a government or department, agency or other subdivision thereof;

“Pharmaceutical Regulatory Authority” means the FDA, EMA, Health Canada, and MHLW/PMDA of Japan and any other Authority competent to regulate the manufacture, marketing, distribution or sale of pharmaceutical products, including Supplied Product and any Marketed Product, in the Territory;

“Product Fees” means the amount due to Manufacturer for a given quantity of Supplied Product delivered, as set forth in Section 3.1;

“Product Personnel” means [*****];

“PSD-4” means the spray dryer currently used to Manufacture Inbrija;

“PSD-7” means the new spray dryer intended to Manufacture Inbrija;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“PSD-7 Scale-Up” means the scale-up with regard to the process for operationalization and validation of the PSD-7;

“PSD-7 Scale-Up Plan” means the plan with respect to PSD-7 Scale-Up;

“Purchase Order” has the meaning specified in Section 5.1(c);

“Purpose” means, in the case of employees, Product Personnel, or Agents who are individual independent contractors, the Manufacturing Services of Supplied Product hereunder; and in the case of Agents who are employees of Manufacturer or any of its Affiliates, any of the following in accordance with Manufacturer’s internal policies or as required by Applicable Law and related to the Supplied Product: (a) conducting audits; (b) addressing deviation escalations; (c) escalating quality and/or regulatory issues related to an investigation, change control or corrective and preventative actions; (d) third party vendors supporting electronic quality management systems (e.g., EDMS) who require access to the system for system troubleshooting and maintenance; (e) receiving information as part of required reporting needs related to (a), (b) and (c) or the Annual Product Maintenance Services and/or preparation of the Annual Product Review Report; (f) for the activities involving the technology transfer of the manufacturing activity in connection with the PSD-7 Scale-Up Plan or (g) other bona fide business purposes, which the Parties may agree to in writing signed by both Parties. Third party vendors specified in clause (d) are not intended to, and should not be permitted to, access data during system trouble shooting or maintenance, and therefore will not require lockdown training or tracking;

“Quality Agreement” means the agreement between the Parties setting out the quality assurance standards for the Manufacturing Services to be performed under this Agreement (either the Existing Quality Agreement or a new quality agreement entered into after the Execution Date, as applicable);

“Quality System” means a formalized system that documents processes, procedures and responsibilities necessary to design and deliver a product or perform a service in compliance with applicable laws, regulations and guidance documents;

“Quantity Converted” has the meaning specified in Section 2.7(a)(ii);

“Quantity Dispensed” has the meaning specified in Section 2.7(a)(ii);

“Quantity Received” has the meaning specified in Section 2.7(a)(ii);

“Quarter” means each consecutive period of three consecutive calendar months commencing on January 1, April 1, July 1, or October 1 and ending on, respectively, March 31, June 30, September 30, and December 31, except that the first Quarter of the Term will be the period from the Effective Date up to and including the end of such three-month period in which the Effective Date falls, and the last Quarter of the Term shall commence on the first day of such three-month period in which the Term ends and end on the last day of the Term;

“Recall” has the meaning specified in Section 6.3(a);

“Recalled Product” has the meaning set forth in Section 6.4(b);

“Receiving Party” has the meaning set forth in Section 11.1;

“Recipients” has the meaning set forth in Section 11.1;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Replacement Batch” means a Batch to be delivered to Acorda as a replacement for a Batch that has not been delivered to Acorda pursuant to a Purchase Order, rejection of a Batch pursuant to Sections 2.1(f) and 6.1 herein, or as a result of a failure to achieve Timely Delivery as set forth in Section 5.1 herein;

“Representatives” of an entity means such entity’s officers, directors, employees, agents, members, accountants, attorneys, or other professional advisors;

“Reserved Capacity” means with respect to (a) the PSD-4, [*****] (b) [*****], then Manufacturer shall reserve the following until the PSD-7 is first approved for at least one of the Tier 1 Markets, [*****], and (c) in the event that the PSD-7 is approved but becomes unavailable, [*****];

[*****];

“Serious Performance Failure” means for a given Year, [*****];

“Shelf Life Start Date” means for any Batch, the date on which Active Material is added into the solution;

“Shortfall” has the meaning specified in Section 2.7(a)(iii);

“Specifications” means (a) for the initial Supplied Product, the file designated as “Specifications” that has been delivered by Acorda or its Affiliate to Manufacturer on or before the Effective Date containing information as specified on Schedule 1 or (b) for any future Supplied Product, the file designated as “Specifications” for such Supplied Products, in each case all as updated, amended and revised from time to time in accordance with the terms of this Agreement and the change control process set forth in the Quality Agreement;

“Supplied Product” means (a) bulk dry powder, produced by spray drying at the Manufacturing Site using Acorda Intellectual Property, including [*****], and filled into capsules and (b) if requested in the order from Acorda, the bulk dry powder described in clause (a) packed in blister packs ready for secondary packaging as Marketed Product for marketing, distribution, and sale of such Marketed Product in the Territory, (c) subject to Section 2.5(a), bulk dry power described in clause (a) not otherwise filled into capsules or blister packs, but in a packaging agreed upon by the Parties (provided that such packaging is that used to generate the relevant stability data), or (d) in the case of a new Marketed Product added to this Agreement, such product in the form supplied hereunder as mutually agreed, each case ((a) through ((c)) as further identified and described in the applicable Specifications, including any release criteria for the applicable Supplied Product;

“Target Yield” has the meaning specified in Section 2.7(a);

“Term” has the meaning specified in Section 8.1(a);

“Territory” means worldwide, but Manufacturer shall not be obligated to ship Supplied Product into any country where that would constitute a violation of comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States;

“Third Party Claims” has the meaning specified in Section 10.2;

“Third Party Rights” means the Intellectual Property of any third party;

“Tier 1 Market” means the United States of America and Germany;

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

“Tier 2 Market” means any country in the world other than the Tier 1 Markets;

“Timely Delivery” means, with respect to a Batch, that the COA Delivery Date occurs no later than the COA Target Date, subject to the Grace Period;

“United States” means the United States of America, its territories and possessions, including the District of Columbia and Puerto Rico; and

“Year” means each consecutive period of 12 consecutive calendar months commencing on January 1 and ending on December 31, and the last Year of the Term shall commence on January 1 of the calendar year in which the Term ends and end on the last day of the Term.

1.2.
Currency. Unless otherwise specifically provided, all monetary amounts expressed in this Agreement, including by way of a dollar sign (“$”), are in United States Dollars (USD). For countries for which the price hereunder is based on Net Sales in such country, if Net Sales are invoiced by Acorda or its Affiliate or any sublicensee to third parties in other currencies, Net Sales shall be converted into USD in accordance with GAAP at the closing rates of exchange as published in The Wall Street Journal, in effect on the last Business Day of the month within the Quarter for which Product Fees are due.
1.3.
Sections and Headings. The division of this Agreement into Articles, Sections, Subsections, Schedules, and Exhibits, and the insertion of headings, are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section, Subsection, clause, Schedule or Exhibit refers to the specified Article, Section, Subsection, clause, Schedule, or Exhibit to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or Exhibit of this Agreement.
1.4.
Interpretation. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (d) the term “including” or “includes” means “including without limitation” or “includes without limitation”; and, (e) except where otherwise indicated, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.
ARTICLE 2

MANUFACTURING SERVICES; RELATED MATTERS
2.1.
Manufacturing Services.
(a)
Manufacturing Services. Manufacturer shall perform, for the Fees as specified in Section 3.1, Manufacturing Services for Supplied Product to be incorporated by or on behalf of Acorda into Marketed Product for marketing, distribution, and sale of such Marketed Product by Acorda or its Affiliates in the Territory. For the avoidance of doubt, PSD-7 (once available and approved for the particular market) shall be the primary means for Manufacturing the Reserved Capacity during and after 2025.

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

(b)
Annual Product Maintenance Services. Manufacturer shall provide and Acorda will receive those product maintenance services specified in Schedule 7 (the “Product Maintenance Services”).
(c)
Quality Control and Quality Assurance. The Parties shall act in good faith to adhere to any in-place Quality Agreement between the Parties that pertains to the Supplied Product. The Parties further agree to negotiate and enter into a new Quality Agreement (or an amendment to the Existing Quality Agreement) prior to commercial manufacturing on the PSD-7. The Quality Agreement shall set forth the quality responsibilities of each Party in respect of the arrangements contemplated hereby. Following the execution of any new Quality Agreement, each Party shall comply with its terms.
(d)
Testing. Manufacturer shall provide the following services:
(i)
[*****].
(ii)
[*****].
(iii)
[*****].
(iv)
[*****].
(e)
Components/Materials.
(i)
Acorda-Supplied Components/Materials. Manufacturer shall obtain from Acorda, and Acorda shall supply to Manufacturer at no cost to Manufacturer, all Acorda-Supplied Components/Materials. Manufacturer will be responsible for ordering Acorda-Supplied Components/Materials from Acorda as necessary to ensure availability of Acorda-Supplied Components/Materials at the Manufacturing Site in sufficient quantity and on such schedule as is required to enable Manufacturer to manufacture and deliver to Acorda as contemplated herein the desired quantities of Supplied Product covered by Purchase Orders by the applicable Delivery Date. Acorda shall be responsible for any required governmental clearance, permit or certification, packaging, shipping, insuring, carriage, importing and exporting of Acorda-Supplied Components/Materials for delivery to the Manufacturing Site. Prior to delivery of any Acorda-Supplied Components/Materials, Acorda shall provide to Manufacturer a copy of all associated material safety data sheets, safe handling instructions and health and environmental information and any governmental certification or authorization that may be required under Applicable Laws relating to the Active Materials and Supplied Product, and thereafter shall provide promptly any update thereto.
(ii)
Manufacturer shall inspect all Acorda-Supplied Components/Materials received to verify their identity. Unless otherwise expressly required by the Specifications, Manufacturer shall have no obligation to test Acorda-Supplied Components/Materials it receives to confirm that they meet the associated specifications, COA or otherwise; but in the event that Manufacturer detects a nonconformity with the Specifications, Manufacturer shall give Acorda prompt notice of such nonconformity.

CONFIDENTIAL AGREEMENT

EXECUTION VERSION

Manufacturer shall not be liable for any defect in Acorda-Supplied Components/Materials, or in Supplied Product as a result of defective Acorda-Supplied Components/Materials, unless [*****] Manufacturer shall follow Acorda’s reasonable written instructions in respect of return or disposal of defective Acorda-Supplied Components/Materials, at Acorda’s cost.
(iii)
Other Components/Materials. Manufacturer shall purchase and obtain, at its own expense and risk, all Other Components/Materials at Manufacturer’s expense, in all cases in conformity with the Specifications. Manufacturer will be responsible for (A) purchasing Other Components/Materials, and arranging packaging, delivery, shipping, carriage, exportation and importation of Other Components/Materials, as necessary to ensure availability of Other Components/Materials at the Manufacturing Site in sufficient quantity and on such schedule as is required to enable Manufacturer to manufacture and timely deliver to Acorda as contemplated herein the desired quantities of Supplied Product covered by Purchase Orders and (B) for insuring Other Components/Materials (it being understood, for clarity, that any such loss shall be for the sole account of Manufacturer).
(iv)
Manufacturer shall not be liable for any delay in delivery of Supplied Product if Acorda fails to deliver, in a timely manner, the necessary Acorda-Supplied Components/Materials. In the event of (A) a Specification change for any reason, (B) obsolescence of any Other Components/Materials or (C) termination or expiration of this Agreement, Acorda shall bear the cost of any Other Components/Materials (including packaging) unusable for Manufacturing or Supplied Product and unused by Manufacturer for another customer, so long as [*****].
(v)
Inventory of Other Components/Materials. Manufacturer shall purchase, obtain and maintain sufficient supply of Other Components/Materials to Manufacture the quantity of Supplied Product specified in the Firm Commitment.
(vi)
Title to Components/Materials.
(A)
Acorda-Supplied Components/Materials. Title and risk of loss (except in the case of a breach of this Agreement by Manufacturer or Manufacturer’s gross negligence or intentional misconduct, which shall be subject to Section 10.1) to Acorda-Supplied Components/Materials will at all times remain with Acorda. To the extent that any right, title or interest in or to such Components/Materials should at any time, contrary to the provisions of this Section 2.1(e)(vi), become vested in Manufacturer, Manufacturer shall, and does hereby, assign all of its right, title and interest to such Components/Materials to Acorda. Without limiting the foregoing, Manufacturer shall take all such actions as may be required in order to vest good title to such Components/Materials in Acorda, including by executing, delivering, or filing such instruments or documents as may from

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time to time be requested by Acorda to more fully vest in Acorda good title to such Components/Materials. Manufacturer shall make such entries in its books and records, and shall post such notices in those portions of the Manufacturing Site in which Acorda-Supplied Components/Materials are stored, as are necessary or appropriate under Applicable Laws to reflect and preserve Acorda’s good title to the Acorda-Supplied Materials.
(B)
Other Components/Materials. Title and risk of loss to Other Components/Materials will remain with Manufacturer unless and until (1) destroyed, (2) delivered as part of Supplied Product hereunder or (3) transferred to Acorda pursuant to Section 8.4(a)(ii).
(vii)
Inspection of Components/Materials. Manufacturer shall inspect and test all Components/Materials upon receipt as required by the Specifications or the Quality Agreement.
(viii)
Use of Components/Materials. Manufacturer shall use Acorda-Supplied Components/Materials solely for manufacturing Supplied Product for Acorda in accordance with the terms of this Agreement and for no other purpose.
(ix)
Storage of Components/Materials. Manufacturer at all times shall store all Components/Materials exclusively at the Manufacturing Site or, subject to Acorda’s prior written consent, a duly qualified third party warehouse, in a physically secure area under conditions that maintain their stability, integrity, and effectiveness and in accordance with any storage instructions provided therefor in the Specifications or by Acorda or the manufacturer or supplier of the relevant Components/Materials. Manufacturer shall use reasonable efforts to ensure that all Components/Materials at all times will be free from damage, contamination, deterioration and adulteration and protected against theft. Manufacturer shall store all Components/Materials by lot and batch number and physically segregated per its current procedures defined in its Quality System and in any event in compliance with cGMPs and other Applicable Laws. Manufacturer shall use all Components/Materials on a first-in, first-out basis and shall not use any Components/Materials after the applicable retest date thereof.
(x)
Notice of Unusable Acorda-Supplied Component/Materials. Manufacturer shall promptly notify Acorda if any Acorda-Supplied Components/Materials are damaged, contaminated, adulterated, lost or stolen, deteriorate, or otherwise are rendered unusable after delivery and acceptance in line with the criteria outlined in the Specifications or Quality Agreement to Manufacturer (whether before or after incorporation into work in progress). If this occurs, then Manufacturer shall reimburse Acorda for such lost Acorda-Supplied Components/Materials subject to Section 10.1.

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(f)
Remaining Shelf Life. Acorda shall not be required to accept, and Manufacturer shall use reasonable efforts not to deliver, any Supplied Product as to which the Shelf Life Start Date occurred more than [*****] prior to the date of the COC for such Supplied Product hereunder. Both Parties shall use reasonable efforts to complete Quality activities (as shown in the table below) for Manufacturer to issue a COC for PSD-4 Supplied Product with a Shelf Life Start Date not more than [*****] (or in the case of Bulk Product without capsules, [*****] prior to the date of issuance of the COC. For any Supplied Product that is not delivered within the time frame immediately described above due solely to Manufacturer’s failure to use reasonable efforts, which results in product not accepted by Acorda due to the shelf life requirement, Manufacturer will deliver a Replacement Batch to Acorda.

Activity*	Timeline	Calendar Day Duration
COA issued, loading of all completed documentation	[*****]	[*****]
Compliance comments received from Acorda for corrections/clarification	[*****]	[*****]
Corrections are provided back to Acorda	[*****]	[*****]
Resolution by both parties if needed, COC issued	[*****]	[*****]

	Total:	[*****]
*Documentation can be loaded prior to COA issuance to prevent review surge

The Parties will amend the Quality Agreement as soon as possible to conform to the timelines above.

(g)
Packaging. Manufacturer will package Supplied Product as set out in the Specifications. Manufacturer shall determine and imprint the lot and Batch numbers and expiration dates for each delivery of Supplied Product hereunder. Manufacturer shall affix lot and Batch numbers and applicable expiration dates on the packaging and external shipping carton of Supplied Product as outlined in the Specifications and as required by cGMPs and other Applicable Laws.
(h)
Additions to “Marketed Product”. Acorda may, by written notice given to Manufacturer from time to time during the Term, propose other Acorda products to be included in the definition of “Marketed Product” pursuant to clause (c) of such definition. In the event that Acorda should notify Manufacturer that it wishes to add an Acorda product to the definition of “Marketed Product” pursuant to clause (c) of such definition, the Parties shall meet promptly after Manufacturer’s receipt of such notice to determine any amendments to the terms of this Agreement or the Quality Agreement (including in respect of the consideration to be paid by Acorda to Manufacturer hereunder [*****] that may be required by the inclusion of the product(s) proposed by Acorda in the definition of “Marketed Product” and shall [*****]. The Parties acknowledge and agree that consideration to be paid by Acorda to Manufacturer hereunder for a new Supplied Product (or new form of Supplied Product) may be increased in connection with the inclusion of another Acorda product in the definition of “Marketed Product” only if, and then only to the extent, such inclusion and the resulting adjustments to the arrangements contemplated by this Agreement will [*****]. For clarity, the provisions of this Section 2.1(h) shall not apply in respect of products added to the definition of “Marketed Product” pursuant to the provisions of clause (b) of such

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definition and shall not in any way restrict the right and ability of Acorda to designate products to be added to the definition of “Marketed Product” pursuant to the provisions of clause (b) of such definition. In addition, if a Supplied Product or Marketed Product is added to this Agreement, then the corresponding active material and new product added hereunder shall be included in the Active Material and Supplied Product definitions and Schedule 3.

2.2.
Additional Services. Acorda may, by written notice given to Manufacturer from time to time during the Term, request services (including [*****]) beyond the Manufacturing Services. In the event that Acorda should notify Manufacturer that it wishes to obtain such services and such services are within the expertise and capacity of Manufacturer, the Parties shall meet promptly after Manufacturer’s receipt of such notice to determine any amendments to the terms of this Agreement or the Quality Agreement (including in respect of the consideration to be paid by Acorda to Manufacturer hereunder) that may be required in connection with the addition of the additional services proposed by Acorda and shall negotiate in good faith as to such matters. The Parties acknowledge and agree that consideration to be paid by Acorda to Manufacturer for any agreed additional services will be negotiated by the Parties in good faith. [*****].
2.3.
Manufacturing Site.
(a)
Performance of Manufacturing Services at Manufacturing Site. Manufacturer shall perform the Manufacturing Services solely at the Manufacturing Site, unless otherwise agreed in writing by Acorda.
(b)
Personnel.
(i)
Manufacturer shall perform the Manufacturing Services with a Chelsea, Massachusetts-based management and operations team dedicated to the Manufacturing Site unless otherwise mutually agreed in writing.
(ii)
Manufacturer will be responsible for providing management, operations, quality assurance and compliance, health, safety and environment, engineering, calibration and maintenance services and any other activities required to keep the Manufacturing Site qualified and in compliance with Applicable Laws as necessary or appropriate to deliver Supplied Product as contemplated hereby.
(iii)
Manufacturer will be responsible for maintaining the Manufacturing Site and all facilities and equipment located thereat and used or useful in the provision of Manufacturing Services as contemplated hereby in good and fully operational condition and shall, for such purpose, conduct, at its sole cost and expense, regular maintenance and testing in conformity with cGMPs and other Applicable Laws, its Quality System, and equipment or materials manufacturers’ or suppliers’ specifications or recommendations and make any and all repairs and replacements that may at any time be required.
(c)
Restricted Access.
(i)
Manufacturer shall at all times during the Term maintain appropriate physical security and surveillance at the Manufacturing Site, including with regard to the information technology controls, appropriate building

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and perimeter security guard requirements, external and internal access protocols, and external and internal surveillance arrangements.
(ii)
Any individual visiting, entering or being present in the Manufacturing Site must, [*****]. Manufacturer shall be liable to Acorda for any damages resulting from any disclosure or use of Acorda’s Confidential Information by any such individual that is in breach of this Agreement had such disclosure or use been made by Manufacturer, subject to Section 10.1.
(iii)
The provisions of this Section 2.3(c) shall survive the end of the Term and continue thereafter for a period equivalent to the period set forth in Section 8.4(a)(ii).
(iv)
The provisions of this Section 2.3(c) are without limitation of any other provision of this Agreement.
2.4.
Access to Acorda Intellectual Property and Know-How. Only Product Personnel, and Agents who have been trained per Schedule 8 and if applicable have entered into the JDC Representative CDA or other CDA with Acorda, as set forth in Section 11.2(b) shall receive, be involved in or otherwise participate in any [*****] regarding the Supplied Product(s) or otherwise have access to the Acorda Intellectual Property, including [*****]. Manufacturer shall use reasonable efforts to minimize the work of the Product Personnel and Agents on the development of [*****] and shall comply with its ethical wall policy [*****], Catalent will use reasonable efforts to ensure that no Acorda Intellectual Property (including the Lock-Down Information) is used in their work on non-Acorda products.
2.5.
Third Party Sourcing by Acorda.
(a)
Acorda Right to Source Supplied Product from Others. During the Term, subject to the other terms and conditions of this Agreement, Acorda and its Affiliates shall purchase exclusively from Manufacturer all of its and their requirements for Supplied Product for the Tier 1 Markets. For the Tier 2 Markets other than China, Acorda and its Affiliates shall purchase exclusively from Manufacturer all of its and their requirements for Supplied Product, but for each Year, Acorda will be relieved of such exclusivity if it orders [*****] PSD-7 Batches of Supplied Product for the Tier 2 Markets, [*****].

For clarity, nothing in this Agreement limits Acorda’s right for China (which shall mean the People’s Republic of China, including Macau and Hong Kong, and the Republic of China (Taiwan)) at any time or in the Territory in the event Manufacturer fails to achieve Timely Delivery, to manufacture Supplied Product itself or to obtain Supplied Product from a third party. In addition, in anticipation that third party manufacturing may be required or permitted in certain circumstances, Acorda may engage one or more additional sites of Acorda or third parties to manufacture Supplied Product, including to manufacture Supplied Product on a back-up basis and to produce validation batches at such site in order to obtain approval for the back-up supplier under applicable regulatory approvals.

(b)
Technical Assistance from Manufacturer. If requested by Acorda at any time during the Term or for [*****] thereafter, Manufacturer shall provide such technical assistance and technology transfer, if any, as Acorda or its third party designee(s) may require to manufacture Supplied Product to the then-current Specifications for Supplied Product at an alternative location. Any such technical assistance and technology transfer shall be provided by Manufacturer at

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reasonable hourly cost based on market value to be set by Manufacturer and agreed upon by the Parties, and will be at Acorda’s cost and expense. Where such transfer is solely due to Manufacturer’s material breach of this Agreement, Acorda’s termination of this Agreement under Section 8.2(a), such technical assistance and technology transfer shall be at Manufacturer’s cost and expense. However, where the material breach is due to Serious Performance Failure, Manufacturer’s cost and expense shall be limited to Manufacturer’s internal expertise and knowledge to support the technology transfer activities and all other costs are to be borne by Acorda.
(c)
No Implication. For clarity, the provisions of this Section 2.5 are not intended by the Parties to imply that Manufacturer owns or controls as of the Effective Date, or may at any time during the Term own or control, any Intellectual Property or Know-How relevant to the manufacture of Supplied Product, the provision of Manufacturing Services or the Specifications but instead are intended solely to ensure that if at any time Manufacturer may have such Intellectual Property or Know-How, then it will be made available by Manufacturer to Acorda for the purposes set forth in this Section 2.5.
2.6.
Manufacturer Obligation. During the Term, Manufacturer shall not, and shall cause its Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly, [*****].
(a)
Manufacturer acknowledges and agrees that the provisions of this Section 2.6 are necessary and reasonable to protect Acorda and its Affiliates in the conduct of their business and are a material inducement to Acorda’s execution and delivery of this Agreement and its willingness to enter into the transactions contemplated hereunder. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 2.6 is invalid or unenforceable, the Parties hereby agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or territory of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that, in each case, comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which such judgment may be appealed.
(b)
Each Party agrees that any breach of the provisions of this Section 2.6 will cause severe and irreparable damage to Acorda and its Affiliates. In the event of any violation of this Section 2.6, Manufacturer (i) consents to the granting by any court of competent jurisdiction of an injunction or other equitable relief, in order that the breach or threatened breach of such provisions may be effectively restrained, and (ii) acknowledges and agrees that Acorda shall not be required to provide any bond or other security in connection with any such injunction or other equitable relief.
2.7.
Service Levels and Standards.
(a)
Active Material Yield. In respect of the Supplied Product and the Active Materials received at the Manufacturing Site for the manufacture of the Supplied Product:
(i)
Determination of Target Yield. The “Target Yield” for the initial Supplied Product in the current manufacturing equipment shall be [*****]. For any new manufacturing equipment, the Parties will agree on the Target Yield based on the yields for the validation batches for such new equipment. For any other Supplied Product(s) that is added to this

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Agreement, the “Target Yield” will be established using [*****] standards at the time the Supplied Product is added to this Agreement.
(ii)
Reporting. Within [*****] Business Days after the end of each calendar month beginning with the first calendar month in which Manufacturer holds or receives Active Materials at the Manufacturing Site for the manufacture of Supplied Product, Manufacturer shall provide Acorda with a monthly inventory report for inventories of all Active Materials. Such information will include:

“Quantity Received”: The total quantity of Active Materials that complies with the Specifications and was received at the Manufacturing Site during the calendar month.

“Quantity Dispensed”: The Quantity Dispensed for the calendar month is calculated by adding the Quantity Received during the calendar month to the inventory of Active Materials that complied with the Specifications held at the beginning of the calendar month and then subtracting from the resulting sum the sum of (A) the inventory of Active Materials that complied with the Specifications held at the end of the calendar month plus [*****].

“Quantity Converted”: The total amount of Active Materials contained in the Supplied Product manufactured with the Quantity Dispensed during the calendar month (including any additional Supplied Product produced to replace Supplied Product included in failed Batches or rejected, returned or Recalled Product) delivered by Manufacturer and not rejected, returned, or Recalled (either during the calendar month or after) because of Manufacturer’s failure to perform the Manufacturing Services and deliver Supplied Product in accordance with the terms of this Agreement.

Within [*****] days after the end of each Year, Manufacturer shall give Acorda an annual reconciliation of Active Materials using the form of reconciliation report set forth in Exhibit B, including the calculation of the “Actual Annual Yield” or “AAY” for the Supplied Product at the Manufacturing Site during the Year, which will be [*****] calculated as follows:

[*****] x 100%

[*****]

For clarity, the monthly reports and annual reconciliation report referenced above, are subject to modification after they are delivered or made as necessary to take account of any subsequent rejection, return, or Recall of relevant Supplied Product by Acorda because of Manufacturer’s failure to perform the Manufacturing Services and deliver Supplied Product in accordance with the terms of this Agreement or the Quality Agreement.

(iii)
Shortfall/Bonus Calculation. If the Actual Annual Yield falls more than [*****] percentage points below the Target Yield for the Supplied Product in a Year, then the shortfall for the Year (the “Shortfall”) will be calculated as follows:

Shortfall = [*****].

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If the Actual Annual Yield is higher than the Target Yield for the Supplied Product in a Year, then the bonus for the Year (the "Bonus") will be calculated as follows:

Bonus = [*****].

Each Shortfall/Bonus determined in accordance with this Section 2.7(a)(iii)) shall be summarized by Manufacturer on the annual reconciliation report referenced in Section 2.7(a)(ii).

(iv)
Credit for Shortfall. If there is a Shortfall for the Supplied Product in a Year and the amount of such Shortfall exceeds any carried forward Bonus (within the meaning of Section 2.7(a)(v)), then Manufacturer shall credit Acorda’s account in accordance with Section 3.2(a) for the amount of the Shortfall in excess of such Bonus amount, if any, up to the limitation of liability set out under Section 10.1, not later than 60 days after the end of the Year (or any modification of a previously delivered annual reconciliation that shows a Shortfall or an increased Shortfall for the Year).
(v)
Offset for Bonus. If there is a Bonus for the Supplied Product in a Year, such Bonus shall be carried forward on a rolling basis to [*****] until there is a Shortfall in a Year and then the Bonus will be used to offset such Shortfall. After the end of such period, then the Bonus shall expire and no longer may be used to offset any Shortfall. In no event shall Acorda be required to pay Manufacturer out of pocket for any remaining offsets.
(vi)
No Material Breach. For clarity (and without modification of the standards for determining material breach that would normally apply to this Agreement), the Parties agree that, if the Actual Annual Yield is less than the Target Yield for a given Year, this fact will not by itself constitute a material breach of the Agreement by Manufacturer.
ARTICLE 3

ACORDA PAYMENTS
3.1.
Fees.
(a)
Product Fees. Subject to Section 3.2, Acorda shall pay a fixed amount for each capsule of Supplied Product (or in the case of bulk powder, kilogram) delivered by Manufacturer in accordance with the delivery terms set forth in Section 5.2 based on the pricing set forth in Schedule 4, such amounts “Product Fees”. For Product Fees for the Tier 2 Market, Manufacturer shall on a Quarterly basis (but no later than [*****] after the close of each quarter) and based upon the Records provided by Acorda in line with Section 3.5(b) reconcile the invoiced Product Fees with the amount due based on [*****] and Manufacturer shall issue a new invoice for any difference that results from the reconciliation.
(b)
Maintenance Fees. Acorda shall pay Manufacturer the annual fees for Product Maintenance Services set forth on Schedule 5. Manufacturer shall submit an invoice to Acorda for such fees upon the first day of each Year.

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(c)
[Reserved]
(d)
Other Fees. Acorda shall not have any obligation to pay any other amounts for the services provided hereunder other than those set forth in this Section 3.1, unless otherwise expressly set forth in this Agreement or negotiated and agreed by the Parties in good faith. With respect to the PSD-7 Scale-Up Plan, pursuant to the procedures set forth in Section 3.2, Manufacturer shall invoice Acorda the following amounts to be used for site readiness activity required to validate the PSD-7 for use with Inbrija. Such amounts are as follows: $500,000 following each of the quarters ending on September 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024, for a total payment of $2 million. Acorda shall pay such invoices within forty five (45) days following each such quarterly period end. Other than such payments by Acorda, Manufacturer will be responsible for the costs of implementing the PSD-7 Scale-Up Plan. [*****].
(e)
Product Fees Adjustment. The Product Fees shall be adjusted [*****] to reflect increases or decreases in labor, utilities and overhead, as follows:
(i)
Manufacturer shall pass through price increases or decreases for [*****] at the time of such price increase through an adjustment to the Product Fees.
(ii)
Effective January 1, 2026, for PSD-4 pricing, and [*****] for PSD-7 pricing to be supplied to Tier 1 Markets, the Product Fees shall be [*****].
3.2.
Payments.
(a)
Credits; Reductions. Amounts payable by Acorda to Manufacturer in respect of Fees shall be reduced, if applicable, in line with Sections 2.7(a)(iv), 3.1(d), , 5.1(f), 6.1, 6.4(a) and 6.4(b) according to the terms set forth herein.
(b)
Invoicing. Manufacturer shall invoice Acorda for Product Fees upon issuance of the COA. The invoice shall reflect any applicable credits or reductions, as specified herein. Manufacturer’s invoices shall be sent by fax or email to the fax number or email address given by Acorda to Manufacturer in writing. Such invoice timing shall have no bearing on Acorda’s right to inspect Batch records or make determinations of deviations from the Compliant Product Requirements in accordance with this Agreement and the Quality Agreement.
(c)
Payment. Acorda shall pay all undisputed invoices within [*****] of the receipt of such invoice. Acorda shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. Acorda shall notify Manufacturer in writing of any disputed amounts, within [*****] of Acorda’s receipt of the relevant invoice. The Parties shall engage in good faith efforts to resolve any disputed amounts. If the dispute cannot be resolved within the payment term, Acorda shall pay any undisputed amounts within the payment term and the rest immediately following resolution of the dispute. If any payment is not received by Manufacturer by its due date (other than disputed amounts), then Manufacturer may, in addition to other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at [*****] per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws).
3.3.
Taxes. All sales, use, gross receipts, compensating, value-added, or other taxes, duties, registrations, tariffs, customs fees, license fees, and other amounts assessed by any tax jurisdiction, U.S. Customs or foreign equivalent, or any other Authority (excluding Manufacturer’s net income and franchise

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taxes and any other of the foregoing that is recoverable by Manufacturer) (“Taxes”), on or for Acorda-Supplied Materials, Manufacturing Services, or Supplied Product prior to or upon provision or sale to Manufacturer or Acorda, as the case may be, whether assessed on Manufacturer or Acorda, are the responsibility of Acorda, whether paid by Manufacturer or Acorda, and either Acorda shall reimburse Manufacturer for all such Taxes paid by Manufacturer or such sums will be added to invoices directed to Acorda. In the event that Manufacturer reasonably determines that there are any new taxes imposed on the Manufacturing Site that it believes are customarily borne by the customer, it may notify Acorda of such determination and in such case the Parties shall negotiate in good faith any pass through of such new taxes.
3.4.
Unused Credits at Expiration or Termination. Within 60 days following the expiration or termination of this Agreement, the amount of any remaining unused credits arising under this Agreement as per Section 3.2(a) in favor of Acorda against Fees but unused, shall be paid by Manufacturer to Acorda in cash by wire transfer to such bank account as Acorda may notify to Manufacturer in writing.
3.5.
Audits.
(a)
Acorda shall have the right to have an independent accounting firm of internationally recognized standing during normal business hours, upon reasonable prior written notice and in a manner that will not unreasonably adversely affect Manufacturer’s business, to examine those records of Manufacturer (and, if applicable, its Affiliates) solely as is reasonably necessary to determine, with respect to any Year ending not more than [*****] prior to Acorda’s request, the correctness of any Fees or other amounts payable by Acorda to Manufacturer hereunder (including credits applicable in respect thereof) applicable during such Year. The cost of any such examination shall be borne by [*****]. If such audit concludes that excess payments were made by Acorda during the period under examination, then [*****].
(b)
Acorda will keep complete and accurate books and records relating to all amounts payable to Manufacturer hereunder for countries where the Product Fees are calculated based on Net Sales (including all relevant deductions) for at least [*****] after the expiration of the Year to which they relate, in each case, in sufficient detail to enable the calculation and verification of all payments payable to Manufacturer hereunder (“Records”). Upon the written request and not more than [*****], Manufacturer shall be entitled to have an independent accountant audit such Records. Acorda shall provide such auditors with access during normal business hours to appropriate space at Acorda’s relevant location and to such of the pertinent Records of Acorda as may be reasonably necessary to verify the matters in question. Such access shall include the right of the independent accounting firm to interview Acorda's personnel as such independent accounting firm determines appropriate. Each such examination shall be limited to pertinent Records for any Year ending not more than [*****] prior to the date of such request. Before permitting such independent accounting firm to have access to such Records and personnel, Acorda may require such independent accounting firm and its personnel involved in such audit, to sign to sign a confidentiality agreement reasonably acceptable to Acorda to prohibit the independent accounting firm from disclosing Acorda’s financial and proprietary information except as contemplated by this Agreement. Prior to disclosing the results of any such audit to Manufacturer, the auditors shall present Acorda with a preliminary report of findings and provide Acorda with up to [*****] to respond to any questions raised or issues identified. Following such review period, the auditors will prepare and provide to Acorda and Manufacturer a written report stating whether the payments made to Manufacturer for the audit period are correct or incorrect and the details of any discrepancies. If an audit discloses an underpayment or overpayment by Acorda of any Product Fees based on Net Sales, such amounts shall be paid to Manufacturer or refunded to Acorda within [*****] after the date Acorda receives the auditors’ final written report. Any fees and expenses of the audit shall be paid by [*****].

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ARTICLE 4

AMENDMENTS TO SPECIFICATIONS OR OTHER ARRANGEMENTS
4.1.
Amendments to Specifications or Other Arrangements Requested by Acorda. Acorda may, by written notice to Manufacturer, request an amendment to the Specifications, Schedule 6, or the Quality Agreement, with such amendment to be implemented in accordance with the terms of this Agreement and the change control process set forth in the Quality Agreement. Any such amendment will only be implemented following a review of the impact of such amendment on Manufacturer labor, utility, maintenance or other similar costs, the impact of such amendment on the regulatory compliance-related provisions of this Agreement and the Quality Agreement. Such review shall be undertaken by the Parties promptly following Acorda’s proposal of such amendment. If in connection with the aforesaid review, either Party reasonably determines that such an amendment requires adjustments to (a) the Fees to reflect changed labor, utility, maintenance or other similar costs to Manufacturer or (b) regulatory compliance-related provisions as set forth in this Agreement or the Quality Agreement, then the Parties shall negotiate in good faith to address such matters and appropriately document their resulting agreements. Manufacturer shall not unreasonably withhold, condition or delay its agreement with regard to any of the foregoing, and will not unreasonably withhold agreement to any amendments required for compliance with the requests or mandates of the FDA or EMA.
4.2.
Amendments to Specifications or Other Arrangements Requested by Manufacturer. Amendments to the Specifications, Schedule 6, or the Quality Agreement may be proposed by Manufacturer in accordance with the terms of this Agreement and the change control process as set forth in the Quality Agreement. Any such amendment will only be implemented following the written agreement between both Parties.
ARTICLE 5

FORECASTS, ORDERS AND DELIVERY
5.1.
Orders and Forecasts.
(a)
Rolling 24-Month Forecast. Attached hereto is Acorda’s current non-binding forecast consistent with the Minimum Commitments. Acorda shall thereafter update such forecast, on a non-binding basis, by the 15th day of each calendar month on a rolling forward basis. Each forecast must start on the first day of the next month. The forecasts contemplated by this Section 5.1 will be non-binding except as otherwise provided in this Section 5.1. For clarity, for the first 6 months of the attached forecast apply even though they were not submitted more than 6 months in advance.
(b)
Firm Commitment. [*****] of each forecast delivered pursuant to Section 5.1(a) will be considered a binding firm order (“Firm Commitment”).
(c)
Purchase Orders. By January 6, 2023, the Parties will have discussed and agreed on the timing for delivery of the Batches required to be delivered hereunder in Q1 2023 and Acorda shall in connection therewith issue Purchase Orders for such Batches by such date and they shall be attached hereto as Exhibit D. For each Batch ordered by Acorda hereunder other than the Batches required to be delivered hereunder in Q1 2023 (per above), Acorda shall submit no later than [*****] prior to the COA Target Date a written purchase order (“Purchase Order”), consistent with the forecast for the applicable time period. Purchase Orders submitted to Manufacturer shall specify Acorda’s purchase order number, the volume of Supplied Product, applicable COA Target Date (which shall be no earlier than [*****] following the date on which the Purchase Order is

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submitted), and any other elements necessary to ensure the timely Manufacture and shipment of the ordered Supplied Product. Purchase Orders may be entered into under this Agreement by Acorda or, with the consent of Acorda, any of its Affiliates, licensees, or collaboration partners. Each Purchase Order shall include the commercial capsule pricing (or Bulk Product pricing, if applicable) from Schedule 4, including but not limited to [*****] and the applicable price [*****]. The entity that executes a Purchase Order with Manufacturer shall be considered “Acorda” for all purposes of the Purchase Order and this Agreement and the Purchase Order shall be considered a two party agreement between Manufacturer and such entity. For clarity, Purchase Orders for Supplied Product executed by an Affiliate, licensee, or collaboration partner of Acorda shall contribute to Minimum Commitments, if any, [*****], if any, set forth under this Agreement. Acorda shall remain liable to Manufacturer for the Purchase Orders placed by such entity as if such entity were Acorda. Promptly following receipt of a Purchase Order, Manufacturer shall issue a written acknowledgement (each, an “Acknowledgement”) that it accepts or rejects such Purchase Order. Manufacturer shall accept any Purchase Order up and until the Reserved Capacity has been exhausted (including accepting the Purchase Order partially) and shall not unreasonably reject any Purchase Order for the PSD-7. The Acknowledgement shall confirm the COA Target Date set forth in the Purchase Order or propose to Acorda a reasonable alternative delivery date, which shall apply only if Acorda consents, at its sole discretion, to such alternative delivery date. The Parties will negotiate in good faith the acceptance by Manufacturer of any Purchase Orders in excess of the greater of the Firm Commitment or the Reserved Capacity for the applicable period.
(d)
Manufacturer’s Cancellation of Purchase Orders. Notwithstanding anything in Section 5.1(c) to the contrary, Manufacturer reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Acorda, and Manufacturer shall have no further obligation or liability with respect to such Purchase Order, if Acorda refuses or fails to supply conforming Acorda-Supplied Components/Materials within thirty (30) days after Manufacturer provides notice that it does not have sufficient Acorda-Supplied Components/Materials. Any cancellation of Purchase Orders in accordance with this Section 5.1(d) shall not constitute a breach of this Agreement by Manufacturer nor shall it absolve Acorda of its obligation in respect of the Minimum Commitment.
(e)
Reservation of Capacity. Manufacturer shall reserve (i.e., have available and not use or enter into any agreement obligating it to use for any other purpose without the prior written consent of Acorda), during the Term the Reserved Capacity on a Year-by-Year basis for each of the PSD-4 and PSD-7, as applicable for the Manufacture, including blister packaging for Batches of Supplied Product other than those to be delivered as Product without capsules.
(f)
Remedies for Late Delivery. If there is a Late Delivery (other than Bulk Product), then, without limiting any other remedies available hereunder and for clarity, not subject to or counted towards the caps set forth in Section 10.1, the following consequences shall apply:

Timing of COA Delivery	Consequence
COA delivery up to [*****] after COA Target Date	[*****]
COA delivery [*****] after COA Target Date	Batch at [*****] discount
COA delivery [*****] after COA Target Date	Batch at [*****] discount

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EXECUTION VERSION

COA delivery [*****] after COA Target Date	Batch at [*****] discount or [*****]

For Bulk Product, the COA Target Date will be mutually agreed upon by Parties based on the actual data on the PSD-7 from the validation batches as modified by the Parties from time to time based on historical data. The Grace Period shall be agreed by mutual agreement of the Parties taking into account the need to further process the Bulk Product and the applicable stability data at the time. If the COA is delivered after the Grace Period, Acorda may reject the Batch and Manufacturer shall provide a replacement batch.

5.2.
Delivery.
(a)
Delivery of Supplied Product Ordered Under a Purchase Order. Manufacturer shall deliver the quantity of Supplied Product specified by Acorda in the Purchase Order on the Delivery Date specified by Acorda in the Purchase Order (or a mutually agreed alternate Delivery Date) in accordance with Article 1 and Section 5.1(c).
(b)
Delivery Terms. Physical delivery of Supplied Product by Manufacturer will be FCA (Incoterms 2010) the Manufacturing Site or such other Incoterms and delivery location as agreed by the Parties in writing, provided, however, that any increased shipping costs associated with the change in delivery location will be borne by Acorda. To the extent not already held by Acorda, title to Supplied Product shall transfer to Acorda upon Manufacturer’s tender of delivery. In the event Manufacturer arranges shipping or performs similar loading or logistics services for Acorda at Acorda’s request, such services are performed by Manufacturer as a convenience to Acorda only and do not alter the terms and limitations set forth in this Section 5.2. Manufacturer shall not be responsible for Supplied Product in transit, including any cost of insurance or transport fee for Supplied Product, or any risk associated with transit or customs delays, storage and handling.
(c)
Storage Fees. If Acorda fails to take shipment of any Supplied Product within sixty (60) days after the scheduled date, Manufacturer shall store such Supplied Product and have the right to invoice Acorda monthly storage costs at [*****] per pallet.
ARTICLE 6

FAILED BATCHES; PRODUCT CLAIMS; RECALLS
6.1.
Manufacturer’s Responsibility for Failed Batches. If Manufacturing Services in respect of a Batch of Supplied Product fail to yield Supplied Product deliverable by Manufacturer to Acorda in compliance with the Compliant Product Requirements and the failure is attributable to Manufacturer’s failure to provide the Manufacturing Services in respect of such Batch of Supplied Product in accordance with the terms of this Agreement (“Manufacturer Defective Manufacturing”), then Acorda will be entitled to [*****]. The Active Materials in such non-conforming Supplied Product as referenced in this Section 6.1 will be included in the “Quantity Converted” for purposes of calculating the “Actual Annual Yield” under Section 2.7(a)(ii).
6.2.
Product Claims.
(a)
Notice of Product Deficiency. Acorda has the right to reject any portion of any shipment of Supplied Product that deviates from the Compliant Product Requirements without invalidating any remainder of the shipment in accordance with the terms of the Quality Agreement. Acorda shall inspect the Supplied Product manufactured by Manufacturer upon receipt. Unless

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EXECUTION VERSION

Acorda gives Manufacturer written notice (a “Deficiency Notice”) of all claims for Supplied Product that deviates from the Compliant Product Requirements within [*****] days after Acorda’s receipt of such Supplied Product and full Batch records therefor (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Supplied Product or within such period, within [*****] days after the earlier of discovery of such defects by Acorda or Acorda’s receipt of notice from a third party of such defects), Supplied Product shall be deemed accepted by Acorda and Acorda shall have no right to reject such Supplied Product.
(b)
Determination of Product Deficiency. Upon receipt of a Deficiency Notice, Manufacturer will have [*****] days to advise Acorda by written notice if it disagrees with the contents of the Deficiency Notice. Should Manufacturer fail to object to the Deficiency Notice on a timely basis, Manufacturer will be deemed to have accepted and agreed with the Deficiency Notice. If Acorda and Manufacturer fail to agree within ten (10) days after any Manufacturer notice to Acorda objecting to a Deficiency Notice as to whether any Supplied Product identified in the Deficiency Notice deviates from the Compliant Product Requirements, then the Parties shall mutually select an independent laboratory or other source of investigative services that is properly qualified to make the relevant determination to determine whether the Supplied Product deviates from the Compliant Product Requirements and whether the cause thereof is Manufacturer Defective Manufacturing. Absent manifest error, the determination of the independent laboratory or other source of investigative services will be binding on the Parties. If the independent laboratory or other source of investigative services determines that any Supplied Product deviates from the Compliant Product Requirements, then Acorda may reject that Supplied Product in the manner contemplated in this Section 6.2 and [*****]. If the independent laboratory or other source of investigative services finds that none of the Supplied Product deviates from the Compliant Product Requirements, then (i) Acorda will be deemed to have accepted delivery of the Supplied Product and (ii) [*****].
(c)
Shortages. Claims for shortages in the amount of Supplied Product shipped by Manufacturer will be dealt with by reasonable agreement of the Parties. In respect of the Supplied Product, each Party shall comply with any and all obligations imposed on such Party by Applicable Laws regarding the reporting or handling of shortages of the Supplied Product, and the other Party shall reasonably cooperate to enable the former Party to comply with such obligations.
6.3.
Product Recalls and Returns.
(a)
Records and Notice. Manufacturer and Acorda shall each maintain records necessary to permit a Recall of any Supplied Product delivered to Acorda or customers of Acorda. Each Party shall promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of Marketed Product incorporating Supplied Product or which might result in the Recall or seizure of Supplied Product or Marketed Product incorporating Supplied Product. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Acorda. “Recall” means any action (i) by Acorda to recover title to or possession of quantities of Supplied Product or Marketed Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Marketed Product from the market); or (ii) by any Authorities to detain or destroy any of the Supplied Product or any Marketed Product.
(b)
Recalls. If (i) any Authority issues a directive, order or, following the issuance of a safety warning or alert about the Supplied Product or Marketed Product, a written request that any Supplied Product or Marketed Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Acorda determines that any Supplied Product or Marketed Product should be

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Recalled or that a “Dear Doctor” letter is required relating the restrictions on the use of any Supplied Product or Marketed Product, then Manufacturer shall co-operate as reasonably required by Acorda, having regard to all Applicable Laws.
(c)
Product Returns. Acorda will have the responsibility for handling customer returns of Supplied Product or Marketed Product. Manufacturer shall give Acorda any assistance that Acorda may reasonably require to handle the returns.
6.4.
Manufacturer’s Responsibility for Defective and Recalled Product.
(a)
Product Rejection. If Acorda rejects Supplied Product under Section 6.2 and the deviation is determined to have arisen from Manufacturer’s failure to provide the Manufacturing Services in respect of the Supplied Product in compliance with the terms of this Agreement or the Quality Agreement, then Section 6.1 shall apply.
(b)
Recalled Product. The cost of any Recall, return or corrective action shall be borne by Acorda, and Acorda shall reimburse Manufacturer for expenses incurred in connection with any Recall, in each case except to the extent such Recall is caused solely by Manufacturer’s [*****], in which case Manufacturer shall bear the cost of any Recall and shall reimburse Acorda for expenses incurred in connection with any such Recall as described below (such Supplied Product or Marketed Product so subject to a Recall, a “Recalled Product”), then Manufacturer will (i) be responsible for all documented out-of-pocket expenses (including reasonable attorneys’ fees and amounts paid to Authorities) of Acorda and its Affiliates of the Recall, return or other corrective action (including any out-of-pocket costs incurred by Acorda in respect of affected Marketed Product or its manufacturing, distribution or sale), and (ii) the returned Supplied Product shall be reimbursed to Acorda in line with Section 6.1.
(c)
Notice by Manufacturer. Manufacturer shall notify Acorda immediately if at any time Manufacturer discovers that any Supplied Product delivered hereunder does not conform to the Compliant Product Requirements.
6.5.
Disposition of Defective or Recalled Product. Acorda shall not dispose of any damaged, defective, returned, or Recalled Product for which it intends to assert a claim against Manufacturer without Manufacturer’s prior written authorization to do so. Any storage of such Supplied Product that does not meet the Compliant Product Requirements or Marketed Product containing such Supplied Product (including at Acorda’s facilities) will be at Manufacturer’s reasonable cost and expense; and otherwise such storage shall be at Acorda’s cost and expense. Alternatively, Manufacturer may instruct Acorda to return, at Manufacturer’s reasonable cost and expense, any damaged, defective, returned or Recalled Product (but not, for clarity, Marketed Product) to Manufacturer. Manufacturer will bear the cost of storage, return and disposition for any damaged, defective, returned or Recalled Product or Marketed Product for which it bears responsibility under Section 6.4. In all other circumstances, Acorda will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned, or Recalled Product.
6.6.
Healthcare Provider or Patient Questions and Complaints. Questions or complaints regarding Supplied Product or Marketed Product received by Manufacturer shall be handled by the Parties in accordance with the terms of the Quality Agreement.

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EXECUTION VERSION

ARTICLE 7

CO-OPERATION
7.1.
Governance.
(a)
Monthly Meetings
(i)
The Parties shall convene a supply and operations meeting each month by phone or video conference to discuss matters relating to the performance of Manufacturer’s obligations hereunder.
(ii)
Each Party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the Parties. The relationship managers shall meet not less frequently than once each month to review the current status of the business relationship and manage any issues that have arisen. Such monthly reviews shall, unless the Parties otherwise agree, take place at the Manufacturing Site or, if the Parties mutually agree, by means of virtual communication.
(b)
Joint Steering Committee. Promptly, and in any event within [*****] days following the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to provide the necessary oversight and leadership to guide the overall relationship. With regard to Reserved Capacity, the JSC will, in its oversight of the first approval of the PSD-7, work in good faith to make the necessary adjustments and modifications to the Batch reservations in calendar year 2026 and onward required to maintain adequacy of Supplied Product for Acorda while taking into consideration Manufacturer’s other production and supply obligations. The aforementioned also applies to instances where the PSD-7, after first approval, becomes unavailable for any reason. The JSC will be comprised of three (3) representatives of Manufacturer and three (3) representatives of Acorda (or such other equal number of representatives as the JSC may determine) (each, a “JSC Representative”). Subject to the foregoing, each Party may change its JSC Representatives to the JSC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. JSC Representatives from each Party will have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the activities hereunder, as well as appropriate seniority and authority to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the JSC. The JSC will convene at least quarterly by phone or video conference, and will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.
(c)
Joint Development Committee. Promptly, and in any event within [*****] days following the Effective Date, the Parties shall establish a joint development committee (“Joint Development Committee” or “JDC”), which shall report to the JSC with respect to timelines, budgets, and completed runs. The JDC will be comprised of three (3) representatives of Manufacturer and three (3) representatives of Acorda (or such other equal number of representatives as the JSC may determine) (each, a “JDC Representative”) who will be of the requisite skill and expertise to plan, resolve and approve protocols, study designs, and make recommendations to the Joint Steering Committee, including with respect to business continuity and risk management plans. Manufacturer’s JDC Representatives are set forth in Schedule 11 and shall not be changed without the written consent of Acorda, such consent not to be unreasonably withheld. The JDC Representatives shall not share Lock Down Information with the JSC

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Representatives. The JDC shall convene each month by phone or video conference to work jointly on the PSD-7 Scale-Up, including:
(i)
Promptly developing and approving the PSD-7 Scale-Up Plan;
(ii)
at least quarterly, discussing the PSD-7 operational target date; and
(iii)
commencing no later than the first Quarter of 2024 and in each Quarter thereafter until the PSD-7 has been approved, assessing the timing regarding such approval of the PSD-7 [*****].
(d)
Decision-Making. Each Party will have one vote at each of the JSC and JDC (each, a “Committee”). Each Committee will endeavor to make decisions by consensus. In the absence of consensus, any dispute shall be escalated to the senior officers as set forth in Section 12.1, including any disputes or deadlocks relating to the PSD-7 Scale-Up Plan.
7.2.
Authorities. Subject to Section 7.8, each Party may, in respect of any matter that is under such Party’s responsibility, communicate with any Authority with regard to the activities described in this Agreement, including Pharmaceutical Regulatory Authorities responsible for granting Marketing Authorizations for Marketed Product, if, in the opinion of that Party’s counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Laws. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a Party shall, to the extent the relevant communication with an Authority relates to the Manufacturing Services or, in the case of communications by Manufacturer, the Supplied Product, (a) notify the other Party of its intention to make such communications prior to making them to the Authority, (b) permit the other Party to accompany and take part in any such communications with the Authority, (c) provide the other Party with the contents of the proposed communications on a schedule designed to afford the receiving Party an opportunity to review and comment thereon prior to the submission of the communications to the Authority, and (d) provide the other Party with copies of all communications with the Authority.
7.3.
Records and Accounting by Manufacturer.
(a)
Generation, Retention, and Maintenance of Records. Manufacturer shall generate, retain and maintain:
(i)
all records, including manufacturing records, standard operating procedures, equipment log books, master Batch records and other Batch manufacturing records, laboratory notebooks, and raw data relating to the manufacturing of Supplied Product and any component or intermediate thereof, necessary to comply with cGMPs and all other Applicable Laws relating to the Manufacture of the Supplied Product or any component or intermediate thereof;
(ii)
samples of each Batch of Supplied Product and of Components/Materials. Such samples must include a quantity of representative material of each Batch and Components/Materials sufficient to perform full duplicate quality control testing and must specify (directly or through the LIMS system) the applicable dates of Manufacture. Samples so retained must be selected in accordance with Manufacturer’s Quality System and in any event in compliance with applicable cGMPs and other Applicable Laws. Such samples must be stored at temperatures and under conditions which

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will maintain the identity and integrity of the relevant sample in accordance with relevant Specifications; and
(iii)
such other records and samples as agreed between the Parties, agreement not to be unreasonably withheld, conditioned or delayed, in order to ensure compliance by Manufacturer with the terms of this Agreement and cGMPs and all other Applicable Laws.
(b)
Retention of Records and Samples. Originals of the records and samples shall be retained by Manufacturer for one year following the date of Supplied Product expiry, or longer if required by cGMPs or other Applicable Laws or Manufacturer’s Quality System, at which time Manufacturer shall contact Acorda concerning the delivery to Acorda or the destruction of the documents and/or samples of Supplied Product. Subject to Section 13.19, Manufacturer shall not destroy any samples or records without Acorda’s prior written consent. Without limiting the preceding sentence, following the expiration of Manufacturer’s obligation to retain samples, Acorda will be responsible for retaining samples of the Supplied Product necessary to comply with the legal/regulatory requirements applicable to Acorda.
(c)
Acorda Inspection of Records and Samples. Acorda will have such rights to inspect Manufacturer’s records and samples as are specified in the Quality Agreement.
7.4.
Acorda Access to Manufacturing Site. Manufacturer shall give Acorda full access with reasonable notice within regular business hours to the Manufacturing Site to permit Acorda to observe the performance by Manufacturer of the Manufacturing Services and to verify that the Manufacturing Services are being performed in compliance with the terms of this Agreement and the Quality Agreement. Until [*****] after commencement of use of PSD-7 for [*****], Acorda shall have the right to have one person in plant that will have access free of charge to a cubicle, parking, internet, copy machines, cafeteria (if any) and other standard office equipment and supplies.
7.5.
Audit. Acorda or its duly designated Representative will have the right, upon at least 30 days’ prior written notice or such shorter period as agreed by the Parties in the case of a for cause audit, and no more than [*****], to have up to two Acorda employees or Representatives who are subject to confidentiality obligations in favor of Manufacturer no less restrictive than those set forth in favor of Manufacturer in this Agreement access the Manufacturing Site during operational hours in order to audit the Manufacturing Site and Manufacturer records to assess compliance by Manufacturer with the terms of this Agreement in the performance of the Manufacturing Services. Each such audit will be no longer than [*****] in duration [*****]. Acorda employees and Representatives who audit the Manufacturing Site and records will at all times comply with such reasonable rules, regulations and SOPs as Manufacturer may reasonably impose, and of which it has given advance written notice to Acorda, relating to inspections and visits to the Manufacturing Site; and Acorda retains full responsibility and liability for the presence and actions of its employees on Manufacturer’s premises. The provisions of this Section 7.5 are without limitation of Acorda’s rights of access to the Manufacturing Site under Section 7.4 or any provisions that may be contained in the Quality Agreement dealing with Acorda’s right to inspect and audit the Manufacturing Site and Manufacturer’s records and samples.
7.6.
Regulatory Proceedings; Governmental Inspections. Manufacturer shall notify Acorda promptly (and in any event within the timelines agreed in the Quality Agreement) following the date of receipt of notice by Manufacturer of any citation, indictment, claim, lawsuit, or proceeding issued or instituted by any Authority against Manufacturer, or of any revocation of any license or permit issued to Manufacturer, that directly affects, or could be reasonably expected to directly affect, Manufacturer’s performance of any of its obligations under this Agreement, redacted as appropriate to protect any

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Confidential Information of Manufacturer and the confidential information of Manufacturer’s other clients. Manufacturer shall provide Acorda with a draft of any response that Manufacturer proposes to make in respect of any such matter on such a schedule as will afford Acorda not less than two Business Days to respond with comments to Manufacturer, which comments Manufacturer shall consider in good faith for incorporation in its response to the relevant Authority. Acorda acknowledges that it may not direct the manner in which Manufacturer fulfills its obligations to permit inspection by and to communicate with Authorities. For any inspections by Regulatory Authorities involving the Manufacturing Site and specifically relating to the Supplied Product not included in the Annual Maintenance Fee, [*****].
7.7.
Reports. Manufacturer shall, upon Acorda’s request, supply to Acorda on an annual basis (a) all Supplied Product data in its control, including release test results, complaint test results, stability test results and all investigations (in manufacturing, testing, and storage), that Acorda reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Acorda is required to file with the FDA or other Pharmaceutical Regulatory Authorities; and (b) a copy of Manufacturer’s Annual Product Review Report in respect of Supplied Product. Manufacturer shall also provide any additional reports that Acorda may reasonably request in respect of the Manufacturing Services or the Supplied Product.
7.8.
Regulatory Filings.
(a)
Responsibility for Regulatory Filings. Except as otherwise contemplated by this Section 7.8 or Section 9.3(b), Acorda will have the sole responsibility and authority for filing all documents with all Pharmaceutical Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Pharmaceutical Regulatory Authority approval for the incorporation into Marketed Product to be marketed, distributed and sold in the Territory of Supplied Product to be Manufactured hereunder. Acorda will be responsible for ensuring the accuracy of the documents provided to the Pharmaceutical Regulatory Authorities by Acorda for Supplied Product and Marketed Product, and shall ensure through use of the change control process that Manufacturer is provided with the currently filed, active Specifications for Supplied Product and the information needed to enable Manufacturer to comply with the requirements of applicable Marketing Authorizations for Marketed Product applicable to the Manufacturing Services. Notwithstanding anything to the contrary in this Agreement, Acorda shall provide Manufacturer with a draft of any document that Acorda proposes to file with any Authority describing operations to be performed within the Manufacturing Site on such a schedule as will afford Manufacturer not less than two Business Days to respond with comments to Acorda, which comments Acorda shall consider in good faith for incorporation in the document it proposes to file with the relevant Authority. Without limiting Manufacturer’s obligations under this ARTICLE 7, Acorda may request from Manufacturer additional regulatory support services as listed and for the prices set forth in Schedule 5.
(b)
Obtaining and Maintaining Marketing Authorizations and Qualification of the Manufacturing Site. Manufacturer shall reasonably assist Acorda to obtain and maintain (i) Marketing Authorizations for the marketing, distribution, and sale of Marketed Product throughout the Territory and (ii) Pharmaceutical Regulatory Authority approval for the incorporation into Marketed Product for marketing, distribution, and sale of Marketed Product in the Territory of Supplied Product to be Manufactured hereunder. Without limiting the foregoing, the Parties shall cooperate, and each Party shall use its reasonable efforts, to permit Acorda to obtain Pharmaceutical Regulatory Authority approval for the incorporation into Marketed Product for marketing, distribution, and sale in each of the United States, the European Union, Canada, and Japan of Supplied Product to be Manufactured hereunder concurrently with, and in any event as quickly as reasonably possible following, Acorda’s receipt of Marketing Authorization for the marketing,

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distribution, and sale of Marketed Product in the relevant country. Without limiting the foregoing, Manufacturer shall:
(i)
[*****], make its employees, consultants and other staff available upon reasonable notice during normal business hours to attend meetings with Pharmaceutical Regulatory Authorities concerning the Supplied Product or any Marketed Product or any component or intermediate thereof;
(ii)
disclose and make available to Acorda, in whatever form Acorda may reasonably request, all Manufacturing and quality control data, CMC data and other information related to the Supplied Product or any component or intermediate thereof and the Manufacturing process therefor as is reasonably necessary or desirable to obtain and maintain Marketing Authorizations for Marketed Product in the Territory, in order to prepare, file, obtain and maintain any approval, license, registration or authorization required in connection with the sourcing of Supplied Product by Acorda hereunder for incorporation in Marketed Product for marketing, distribution, and sale of Marketed Product in the Territory; and
(iii)
review any common technical documents prepared by Acorda in respect of Marketed Product in the Territory prior to submission by Acorda of such files to the applicable Pharmaceutical Regulatory Authority.
(c)
Manufacturing Authorization. Notwithstanding the other provisions of this Section 7.8, Manufacturer will be responsible for obtaining and maintaining, at all times during the Term, all approvals, permits, licenses, registrations, DUNS number, authorizations, or qualifications required from any Authority (including any Pharmaceutical Regulatory Authority) required in order for it to operate in all respects the Manufacturing Site in order to conduct the Manufacturing Services as contemplated herein. Without limiting the foregoing, Manufacturer shall at all times during the Term have and maintain a manufacturing authorization from the FDA in respect of the Manufacturing Site in order to conduct the Manufacturing Services as contemplated herein. The Parties will coordinate as needed to ensure that Manufacturer has such approvals, permits, licenses, registrations, authorizations and qualifications in place as of the Closing. Manufacturer will be responsible for ensuring the accuracy and completeness of documents provided to Pharmaceutical Regulatory Authorities by Acorda (to the extent of information provided by Manufacturer to Acorda for incorporation in such documents or confirmed by Manufacturer by way of review of draft documents submitted by Acorda to Manufacturer for review) or Manufacturer with respect to the Manufacturing Site, and shall ensure through use of the change control process specified in the Quality Agreement that Acorda is provided with the current manufacturing information needed to enable Acorda to comply with the requirements of applicable Marketing Authorizations for Marketed Product.
ARTICLE 8

TERM AND TERMINATION
8.1.
Term.
(a)
Term. This Agreement will become effective as of the Effective Date and will continue until December 31, 2030 (the “Initial Term”). This Agreement will automatically renew after the Initial Term for successive terms of two Years each if this Agreement is then in effect,

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unless either Party has given written notice to the other Party of its intention to terminate this Agreement at least 18 months prior to the end of the then-current term (the Initial Term, together with any renewal periods, the “Term”).
(b)
Termination. Notwithstanding the provisions of Section 8.1(a), this Agreement may be terminated in accordance with the provisions of Section 8.2, and as of the effective date of such termination, the Term will also terminate.
8.2.
Termination.
(a)
Material Breach. Either Party, in its sole discretion, may terminate this Agreement hereunder upon written notice to the other Party where such other Party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement within [*****] following receipt of a written notice of the breach from the aggrieved Party. If Acorda fails to make payments in accordance with the terms of this Agreement and such payment breach is not cured within [*****] after written notice of non-payment from Manufacturer given in accordance with Section 13.7, Manufacturer may suspend any further performance of Manufacturing Services under this Agreement until such non-payment is rectified. If the other Party reasonably and in good faith disagrees as to whether there has been a material breach under this Agreement or whether a material breach has been cured, such Party may contest the allegation in accordance with ARTICLE 12 and Section 13.19(b) and the cure period shall be tolled until such time as the dispute is resolved, or as provided in Section 13.6. A Serious Performance Failure shall constitute a material breach.
(b)
Insolvency. Either Party may terminate this Agreement immediately without further action if the other Party files a petition in bankruptcy, enters into an agreement with its creditors, applies for or consents to the appointment of a receiver, administrative receiver, trustee, or administrator for its affairs, makes an assignment for the benefit of creditors, suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent where such order is not discharged within sixty (60) days, or takes any equivalent or similar action in consequence of debt in any jurisdiction.
(c)
Market Withdrawal; Pharmaceutical Regulatory Authority Action. Acorda may terminate this Agreement immediately if:
(i)
Acorda generally withdraws Marketed Product from the market in either of the United States or the European Union (or, if Marketed Product is not marketed, distributed and sold by Acorda or its designees in all European Union countries, in whichever of the European Union countries the Marketed Product is at the time marketed, distributed and sold by Acorda or its designees); or
(ii)
any Pharmaceutical Regulatory Authority in the United States or the European Union provides notice declining to approve a Marketing Authorization application for Marketed Product or takes any action, or raises any objection that prevents Acorda from importing, exporting, purchasing, or selling Supplied Product or Marketed Product in or for the relevant jurisdiction.
(d)
Compliance Regarding Anti-Bribery/Anti-Corruption. Notwithstanding anything to the contrary in this Agreement, each Party may immediately terminate this Agreement in the event

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such Party receives any information which it determines, reasonably and in good faith, to be evidence of a breach by the other Party of the representations, warranties and covenants set forth in Sections 9.4(a), (b), and (c).
8.3.
Termination by Acorda for Convenience. Acorda may, at its sole option, with or without cause, terminate this Agreement hereunder upon not less than one hundred eighty (180) days’ prior written notice to Manufacturer.
8.4.
Obligations on Expiration or Termination.
(a)
Obligations. If the Agreement expires or is terminated, then:
(i)
Except as otherwise specified herein, Acorda shall pay Manufacturer within thirty (30) days all Fees that have accrued through the date of expiration or termination of this Agreement for all Services performed up to the date of expiration or termination, and shall reimburse Manufacturer for all costs and expenses reasonably incurred, and all non-cancelable commitments reasonably made by Manufacturer, in connection with the performance of Manufacturing Services, including (A) any cost incurred to wind down and cease any ongoing Manufacturing Services, and (B) any cost for any Acorda-specific purchases made by Manufacturer for use in such Manufacturing Services in reasonable reliance on the forecasts;
(ii)
Acorda may, at its own expense and in its sole discretion, remove from the Manufacturing Site or other Manufacturer-controlled site (which, for clarity, may include a third party warehouse) any or all Components/Materials and any other items owned by Acorda that are located at the Manufacturing Site or are otherwise under Manufacturer’s care and control (“Acorda Property”) at any time prior to [*****] following the effective date of expiration or termination of this Agreement; and
(iii)
Except in the case of termination for Manufacturer’s material breach under Section 8.2(a) and by Acorda under Section 8.2(d), Acorda shall pay to Manufacturer within thirty (30) days after the effective date of termination of this Agreement [*****] as permitted under this Agreement).
(b)
Survival. Any expiration or termination of this Agreement will not affect any outstanding obligations or payments due that have arisen prior to the expiration or termination, nor will it prejudice any other remedies that the Parties may have under this Agreement in respect of such obligations or payments. The provisions of ARTICLE 1, ARTICLE 10, ARTICLE 11, ARTICLE 12, and ARTICLE 13 (except for Section 13.1(a)) and Sections 2.1(e)(viii), 2.3(c), 2.4, 2.5(b), 3.2, 3.3, 3.4, 3.5, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 7.3, 7.5, 7.6, 8.4 and 9.6, together with any other terms or provisions of this Agreement that by their terms or intended operation are required to survive so as to give full effect to the arrangements contemplated by this Agreement and the Quality Agreement, will survive expiration or termination of this Agreement and continue thereafter in accordance with their terms.

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ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1.
Authority. Each Party hereby represents and warrants in respect of this Agreement as of the Effective Date to the other Party as follows:
(a)
The Party (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Agreement and to perform its obligations thereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Party and constitutes a legal, valid and binding obligation of the Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.
(b)
All necessary consents, approvals and authorizations of all Authorities and other persons required to be obtained by such Party in connection with its execution and delivery of this Agreement have been obtained.
(c)
The execution and delivery of this Agreement and the performance of the Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Laws or any provision of the articles of incorporation, bylaws or any other constitutive document of such Party and (ii) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which the Party is bound.
9.2.
Acorda Representations, Warranties, and Covenants. Acorda covenants, represents, and warrants to Manufacturer that:
(a)
All Acorda-Supplied Components/Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement.
(b)
The content of artwork, if any, provided by or on behalf of Acorda to Manufacturer shall comply with all Applicable Laws.
(c)
All Supplied Product delivered to Acorda by Manufacturer shall be held, used and disposed of by or on behalf of Acorda in accordance with Applicable Laws, and Acorda will otherwise comply with Applicable Laws relating to Acorda’s performance under this Agreement.
(d)
Acorda will not release any Batch of Supplied Product if the required certificates of conformance indicate that the Supplied Product does not comply with the Specifications or if Acorda does not hold all necessary regulatory approvals to market and sell the Marketed Product.
(e)
[*****].
(f)
[*****].

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(g)
Acorda has all authorizations and permits required to deliver (or have delivered) Active Materials to the Manufacturing Site.
9.3.
Manufacturer Representations, Warranties, and Covenants. Manufacturer covenants, represents, and warrants to Acorda that:
(a)
During the Term, Manufacturer shall afford to Acorda and the Supplied Products first priority in the Manufacturing Site and in the event of any shortage of materials or capacity, shall prioritize Acorda’s orders over those of other customers in the Manufacturing Site up to the Capacity Reservation; and it will perform the Manufacturing Services in compliance with the terms of this Agreement and Quality Agreement and in such a manner as to permit it to deliver Supplied Product to Acorda pursuant hereto that complies with the Compliant Product Requirements.
(b)
It has approval, permit, license, registration, authorization, or qualification if required, and will maintain in full force and effect and in good standing, any and all approvals, permits, licenses, registrations, authorizations, or qualifications of any Authority, including a manufacturing authorization from the applicable Pharmaceutical Regulatory Authority in respect of the Manufacturing Site and the performance of the Manufacturing Services as contemplated herein, required by Applicable Laws to be held by Manufacturer in order to provide the Manufacturing Services for the Supplied Product at the Manufacturing Site and to perform all of its other obligations hereunder in accordance with the terms of this Agreement.
(c)
At the time of delivery of Supplied Product by Manufacturer, with respect to such Supplied Product,
(i)
the Manufacturing Site, at the time of manufacture, was in compliance with all cGMPs and other Applicable Laws (including applicable inspection requirements of the applicable Pharmaceutical Regulatory Authorities);
(ii)
the Supplied Product has been manufactured in strict compliance with the Compliant Product Requirements;
(iii)
the Supplied Product is in conformity with its Specifications;
(iv)
title to the Supplied Product will pass to Acorda free and clear of any security interest, lien or other encumbrance other than Acorda’s obligation to pay Manufacturer under this Agreement;
(v)
the Supplied Product will not be adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 301 et seq.) (the “FFDCA”) or the Canadian Food and Drugs Act (R.S.C., 1985, C. F-27) (the “CFDA”); and
(vi)
no act or omission of Manufacturer (other than as required by the Specifications or any written instructions provided by Acorda) would cause or result in the Supplied Product, being a product that cannot be introduced into interstate commerce pursuant to the FFDCA or other Applicable Law.

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(d)
Manufacturer shall not (A) use Manufacturer Intellectual Property in the manufacturing process of the Supplied Product or (B) incorporate or make part of any Supplied Product any Manufacturer Intellectual Property.
9.4.
Anti-Corruption Matters.
(a)
In connection with each Party’s activities under and relating to this Agreement, neither Party nor any of its Affiliates, equity holders, partners, members, officers, directors, employees, Representatives, servants, sub-contractors, or other agents shall, directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of any financial or other advantage or anything else of value to:
(i)
any government official or health care professional for the purpose of (A) improperly influencing or rewarding any act or decision of such official, employee, person, Party, candidate, or health care professional, or (B) inducing such government official or health care professional to do or omit to do any act in violation of his or her lawful duty, or (C) securing any improper advantage for Manufacturer or Acorda, or (D) improperly inducing such government official or healthcare professional to use his or her influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, or
(ii)
any officer, employee, agent, or representative of another company or organization, without that company’s or organization’s knowledge and consent, with the intent to influence the recipient’s action with respect to his or her company’s business, or to gain a commercial benefit to the detriment of the recipient’s company or organization, or to induce the recipient to violate a duty of loyalty to his employer;
(b)
Both Parties shall at all times be bound by and strictly comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any government official, health care professional, or to any officer, director, employee or representative of any other organization;
(c)
Manufacturer shall require any subcontractors or other persons or entities that provide services to Manufacturer in connection with Manufacturer’s obligations under this Agreement, and are in a government-facing or customer-facing role, to agree in writing to and abide by the warranties and covenants in Sections 9.4(a) and (b);
(d)
Should a Party learn of information suggesting that the other Party may have failed to comply with Sections 9.4(a), (b) and (c), such Party or its designee shall have the right, at any time during the term of this Agreement and for a period of three Years thereafter, to audit the financial and other books and records relating to its compliance with such clauses through an independent third party accounting company;
(e)
Each Party shall cooperate fully with the other Party in connection with the investigation of any allegation, event, fact or occurrence which calls into question the other Party’s compliance with any representation, warranty, or covenant in Sections 9.4(a), (b) and (c); and
(f)
Each Party shall promptly notify the other Party of (i) the occurrence of any fact or event that would render any representation, warranty, covenant or undertaking in Sections 9.4(a),

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(b) and (c) incorrect or misleading, (ii) any notice, subpoena, demand or other communication (whether oral or written) from any Authority regarding such Party’s actual, alleged, possible or potential violation of, or failure to comply with, any laws or regulations governing bribery, money laundering, or other corrupt payments in connection with its activities under and relating to this Agreement, and (iii) any governmental investigation, audit, suit or proceeding (whether civil, criminal or administrative) regarding such Party’s violation of, or failure to comply with, any Applicable Laws.
9.5.
Debarred Persons. Each Party hereby represents, warrants, and covenants to the other Party that (a) neither such Party nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or any similar law in any country or other jurisdiction in the Territory or listed on either Excluded List, and (b) neither Manufacturer nor any of its Affiliates will use in any capacity, including as officer, director, managing employee, or any other way, in connection with the Manufacturing Services or the operation of the Manufacturing Site, any Person who has been debarred pursuant to Section 306 of the FFDCA or any similar law in any country or other jurisdiction in the Territory, or who is the subject of a conviction described in such section or listed on either Excluded List. Manufacturer shall inform Acorda in writing promptly if it or any Person who is performing the Manufacturing Services or operating the Manufacturing Site is debarred or is the subject of a conviction described in Section 306 of the FFDCA or any similar law in any country or other jurisdiction in the Territory or listed on either Excluded List, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Manufacturer’s knowledge, is threatened, relating to the debarment or conviction Section 306 of the FFDCA or any similar law in any country or other jurisdiction in the Territory, or listing on either Excluded List, of Manufacturer or any Person performing services hereunder.
9.6.
No Additional Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
ARTICLE 10

REMEDIES AND INDEMNITIES
10.1.
Limitation on Damages.
(a)
Subject to the remainder of this Section 10.1, the total liability of Manufacturer under this Agreement shall in no event exceed [*****].
(b)
Manufacturer shall have no liability under this Agreement for any claim for lost, damaged, or destroyed [*****], whether or not such [*****] are used in Manufacturing Services or incorporated into Supplied Product
(c)
Notwithstanding anything to the contrary in the foregoing, the total liability for Manufacturer under this Agreement for any of the costs in relation to [*****] shall in no event exceed [*****]. For clarity, the cap in this Section 10.1(c) [*****]shall be in addition to the cap set forth in Section 10.1(a) such that Acorda could claim for [*****]under Section 10.1(a) and for all other [*****] expenses as set forth in Section [*****] under this Section 10.1(c).

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(d)
Manufacturer shall have no liability under this Agreement for any claim that results from [*****].
(e)
Nothing in this Section 10.1 (including its section (f)) shall, to the extent applicable, limit the liability of Manufacturer for:
(i)
[*****];
(ii)
[*****];
(iii)
[*****];
(iv)
[*****].
(f)
Neither Party will be liable to the other, in contract, tort, negligence, breach of statutory duty, or otherwise, for any punitive or exemplary damages, for any loss of profits, of production, of anticipated savings, of business, or of goodwill, or for any other liability, damage, cost, or expense of any kind incurred by the other Party of a remote or speculative nature, regardless of any notice of the possibility of these damages.
10.2.
Indemnification by Manufacturer of Acorda. Manufacturer shall indemnify Acorda, its Affiliates and its and their respective directors, officers, employees and agents (the “Acorda Indemnitees”) for, and defend and hold each of them harmless from and against, any and all losses, damages, liabilities, penalties, royalties, costs and expenses (including reasonable attorneys’ fees and disbursements) (collectively, “Losses”) arising from or occurring as a result of any third party claims, lawsuits, actions or proceedings (“Third Party Claims”) if such Third Party Claims arise from or by reason of (a) the breach by Manufacturer of a warranty, representation or covenant in this Agreement or the Quality Agreement; (b) any claim (except to the extent Acorda has an indemnification obligation to Manufacturer under Section 10.3(c)) that [*****]; or (d) the handling, release, or disposal of any waste by Manufacturer or any of its Affiliates.
10.3.
Indemnification by Acorda of Manufacturer. Acorda shall indemnify Manufacturer, its Affiliates and its and their respective directors, officers, employees and agents (collectively, the “Manufacturer Indemnitees”) for, and defend and hold each of them harmless from and against, any and all Losses to the extent arising from or occurring as a result of any Third Party Claims to the extent arising from or occurring as a result of (a) the breach by Acorda of a warranty, representation or covenant in this Agreement or the Quality Agreement; (b) [*****] of any Acorda Indemnitee in connection with the performance of this Agreement or the Quality Agreement; (c) [*****]; (d) any personal injury or other product liability or strict liability arising from the manufacture, packaging, or sale, promotion, distribution of the Marketed Product or the use of or exposure to Supplied Product or Acorda-Supplied Materials; or (e) Acorda’s exercise of control over the Manufacturing Services to the extent that Acorda’s instructions or directions violate Applicable Laws; or (f) [*****]; except to the extent that any of the foregoing arises out of or results from any Manufacturer Indemnitee’s [*****], breach of this Agreement, or deviation from the Compliant Product Requirements or other instructions of Acorda.
10.4.
Indemnification Procedure. Each Party seeking indemnification under Section 10.2 or 10.3, as the case may be (the “Indemnified Party”) will promptly inform the other Party (the “Indemnifying Party”) upon becoming aware of a Loss or Third Party Claim (including a copy of any related complaint, summons, notice or other instrument) made for which the Indemnifying Party might be liable under Section 10.2 or 10.3, as the case may be; provided that any delay in providing such notice will qualify the obligation of the Indemnifying Party, as relevant, only to the extent of actual prejudice to the

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ability of the Indemnifying Party to defend the Third Party Claim. Subject to Section 10.5, the Indemnifying Party may defend, negotiate, and settle such Third Party Claims; provided that, the Indemnified Party will be entitled to participate in, but not control, the defense and to employ counsel at its expense to assist in such defense. Subject to Section 10.5, in the event Indemnifying Party takes up such defense, the Indemnifying Party will have final decision-making authority regarding all aspects of the defense of any Third Party Claim. In the event Indemnifying Party does not employ counsel to defend such Third Party Claim within 30 days of receiving notice of such Third Party Claim, Indemnified Party may employee counsel of its choosing to defend and control the defense of such Third Party Claim at Indemnifying Party’s cost and expense, including any settlement or judgment. Indemnified Party may also employee counsel at Indemnifying Party’s cost and expense, if the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to make inappropriate or impermissible the representation by the same counsel of both Parties under Applicable Laws, ethical rules or equitable principles. The Party not defending the Third Party Claim will provide the defending Party with such information and assistance as the defending Party may reasonably request, at the expense of the Indemnifying Party. The Parties understand that no insurance deductible will be credited against losses for which a Party is responsible under this ARTICLE 10.
10.5.
Settlement. The Party controlling the defense of a Third Party Claim under Section 10.4 shall seek consent of the other Party to settle such Third Party Claim. If such settlement does not (i) require or constitute an admission of fault of the Indemnified Party, (ii) restrict the business of the Indemnified Party, or (iii) require payment of amounts for which the Indemnified Party is liable, the Party controlling the defense of a Third Party Claim may settle such Third Party Claim upon prior written notice to the other Party.
10.6.
Reasonable Allocation of Risk. The Parties acknowledge and agree that this Agreement (including, without limitation, this ARTICLE 10) is reasonable and creates a reasonable allocation of risk for the relative profits the Parties each expect to derive from Manufacturing Services, the Supplied Product, and Marketed Product.
ARTICLE 11

CONFIDENTIALITY
11.1.
Confidential Information. Subject to, and without limiting, the provisions of Sections 11.2, 11.3, and 11.4 at all times during the Term and for a period following the end of the Term equal to the longest of
(a)
seven years following the end of the Term,
(b)
such period, in respect of any Know-How that is trade secret protected, as such Know-How continues as a trade secret under any Applicable Laws, and
(c)
such period, in respect of any Confidential Information of a Party that the Party has identified in writing as Know-How that it regards as a trade secret, as such Confidential Information continues as a trade secret under any Applicable Laws, the Party (the “Receiving Party”) receiving from the other Party (the “Disclosing Party”) Confidential Information (y) shall keep confidential, using the same level of care that the Receiving Party uses for its own Confidential Information of a similar nature, but in any event, and without prejudice to those policies, procedures and arrangements otherwise specified to be implemented and followed by the Receiving Party pursuant to this Agreement, not less than reasonable means under the circumstances, and shall not publish

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or otherwise disclose any such Confidential Information, except to those of the Receiving Party’s employees, Affiliates, or consultants who have a need to know such Confidential Information to perform such Party’s obligations or exercise or enforce such Party’s rights hereunder (and who shall be advised by the Receiving Party of the Receiving Party’s obligations hereunder and who must be bound by confidentiality obligations to the Receiving Party with respect to such Confidential Information no less onerous than those set forth in this Agreement) (collectively, “Recipients”) and (z) shall not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations or exercising or enforcing its rights hereunder. The Receiving Party will be jointly and severally liable for any breach by any of its Recipients of the restrictions set forth in this Agreement. Notwithstanding the foregoing, Acorda will be deemed to be the Disclosing Party, and Manufacturer the Receiving Party, with respect to any Confidential Information included in the Acorda Intellectual Property or the Acorda New Intellectual Property, regardless of which Party discloses the information.

11.2.
Lock Down Information. Without limitation of any other provision of this ARTICLE 11:
(a)
Manufacturer acknowledges that (i) the Lock Down Information constitutes competitively valuable [*****], and (ii) Acorda carefully protects all Lock Down Information that is not currently generally available to the public from unauthorized disclosure or use [*****].
(b)
Manufacturer shall provide or permit access to Lock Down Information to only Product Personnel [*****].
(c)
Manufacturer shall inform all Product Personnel and Agents that they are prohibited from providing or disclosing to, or sharing or discussing with, any person who is not Product Personnel or an Agent engaged in a Purpose any Lock Down Information and shall provide appropriate training (promptly following the Effective Date, in the case of current Product Personnel and Agents, and promptly after reasonable determination of the need for access to Lock Down Information, in the case of any other Product Personnel or Agents) and with reasonable refresher training to all Product Personnel and then-current Agents as to Manufacturer’s obligations in respect of the protection of the confidentiality and use of Lock Down Information under this Agreement, the obligations of the Product Personnel to Manufacturer and Agents to perform their duties consistent with an applicable Purpose in that regard, and best practices, to be followed by Product Personnel and Agents (including after they cease to qualify as Product Personnel or Agents), for protecting the confidentiality and use of Lock Down Information as required by this Agreement. Without limitation, such training shall address those matters set forth on Schedule 8.
(d)
Manufacturer shall [*****]. Manufacturer shall be responsible for and directly liable to Acorda for any breach of the provisions of this Section 11.2 occasioned by the acts or omissions of Product Personnel or Agents (including after such individuals cease to qualify as Product Personnel or Agents).
(e)
Acorda may request that Manufacturer [*****].
(f)
Manufacturer shall, and shall cause each of its Affiliates to, implement appropriate access and other restrictions on its internal databases and electronic networks to prevent Manufacturer personnel, third-party contractors, employees, and persons other than Product Personnel and Agents from accessing Lock Down Information.
(g)
Manufacturer shall ensure that all manifestations of Lock Down Information in its possession or control, whether written, electronic, or in any other media, are designated in a

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prominent manner as confidential and proprietary information subject to restrictions on disclosure and use.
(h)
Manufacturer shall cooperate in good faith with Acorda to implement any additional information security measures in respect of Lock Down Information reasonably requested by Acorda or to address in a reasonable and appropriate manner any additional information security issues that Acorda may at any time identify as arising in respect of Lock Down Information in connection with the Manufacturing Services or otherwise in respect of the Manufacturer’s performance of its obligations under this Agreement.
(i)
Manufacturer shall maintain an accurate and complete list of Product Personnel and Agents who have had access to Lock Down Information during the Term of this Agreement (such list, the “Access List”). Upon Acorda’s reasonable written request, but not more than [*****] per calendar year [*****], Manufacturer shall provide the current Access List to Acorda.
11.3.
Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement will not extend to any Confidential Information of the Disclosing Party:
(a)
that is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of a Receiving Party or its Recipients;
(b)
that is received by the Receiving Party from a third party without restriction and without breach of any obligation of confidentiality to which such third party is subject;
(c)
that the Receiving Party can demonstrate by competent contemporaneous written evidence was already in its possession without any limitation on use or disclosure prior to its receipt from the Disclosing Party;
(d)
that is generally made available to third parties by the Disclosing Party without restriction on disclosure; or
(e)
that was or is independently developed by or for Receiving Party without reference to, aid, application or use of Confidential Information of Disclosing Party as evidenced by Receiving Party’s contemporaneous written records that constitute competent written proof, provided, however, that in each case, in respect of any item of the Lock Down Information, Manufacturer shall have the burden of proving the applicability of any of the foregoing exceptions that it claims applies in respect of such Know-How.

11.4.
Permitted Disclosure.
(a)
Each Party may disclose Confidential Information to the extent that such disclosure is:
(i)
made in response to a valid order of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, however, that, unless prohibited by Applicable Laws, the Receiving Party shall first have, to the extent practicable, given written notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity, and provided reasonable

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assistance to the Disclosing Party, to quash such order or to obtain a protective order requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed by the Receiving Party in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;
(ii)
required in connection with any proceeding with an arbitral body; or
(iii)
otherwise required by Applicable Law as determined in good faith by the Receiving Party upon the receipt of its advice of its legal counsel; provided, however, that reasonable measures shall be taken by the Receiving Party to assure confidential treatment of such information.
(b)
Acorda may disclose Confidential Information of Manufacturer to the extent that such disclosure is made to Pharmaceutical Regulatory Authorities as required in connection with any filing or application or to its licensors; provided, however, that reasonable measures shall be taken by Acorda to assure confidential treatment of such information.
11.5.
Notification. The Receiving Party shall notify the Disclosing Party promptly, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.
11.6.
Remedies.
(a)
Each Party agrees that the unauthorized use or disclosure of any Confidential Information of the Disclosing Party by the Receiving Party in violation of this Agreement will cause severe and irreparable damage to the Disclosing Party. In the event of any violation of this ARTICLE 11, the Receiving Party agrees that the Disclosing Party will be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, without the necessity of proving irreparable harm or monetary damages, as well as any other relief permitted by Applicable Laws. The Receiving Party will remain liable for any disclosure or use of the Confidential Information by any of its Recipients that would have been a breach of this ARTICLE 11 had such disclosure or use been made by the Receiving Party.
(b)
The provisions of this ARTICLE 11 are without limitation of the provisions of Sections 2.3(b)(i), 2.3(c), 2.4, 2.5(a) or (b), 9.3(a) or 9.4 and remedies available to Acorda in respect thereof.
11.7.
No Implied License. Except as expressly set forth in Section 13.1, Receiving Party will obtain no right of any kind relating to, or license under, Disclosing Party’s Confidential Information, including no right to file, own, or obtain any patent application or patent, by reason of this Agreement or any performance thereunder. Disclosing Party’s Confidential Information will remain Disclosing Party’s sole property, subject to Section 13.1.
11.8.
Return of Confidential Information. Upon expiration or termination of this Agreement, Receiving Party will, and will cause its Affiliates and its and their respective Representatives to, cease use of and, upon written request, within 30 days, either return or destroy (and certify as to such destruction) all

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of Disclosing Party’s Confidential Information, including any copy thereof. Notwithstanding anything to the contrary in the foregoing, the Receiving Party may retain a single copy of Disclosing Party’s Confidential Information for the sole purpose of ensuring compliance with its obligations under this Agreement, and neither Party will be required to destroy Disclosing Party’s Confidential Information stored in backed-up computer records, so long as such copies are not readily accessible and are not used or consulted by Receiving Party for any purpose other than disaster recovery.
11.9.
Publicity. No public announcement related to this Agreement or the transactions contemplated herein shall be issued by either Party or its Affiliates without the joint written approval of both Parties hereto, which approval shall not be unreasonably withheld, conditioned or delayed, except in respect of any public disclosure which either Acorda or Manufacturer, in its good faith judgment, believes is required by Applicable Law or by any stock exchange on which its securities or those of its Affiliates are listed (or to which an application for listing has been submitted). If either Party, in its good faith judgment, believes such disclosure is required in accordance with the immediately preceding sentence, such Party shall use its commercially reasonable efforts to consult with the other Party, and to consider in good faith any revisions proposed by the other Party prior to making (or prior to any of its Affiliates making) such disclosure, and shall limit such disclosure to only that information which such Party, in its good faith judgment, believes is required to be disclosed in accordance with the immediately preceding sentence. Notwithstanding the foregoing, Acorda, Manufacturer and their respective Affiliates may, following the Effective Date and without being required to obtain the approval of the other Party but subject to the other terms and conditions of this Agreement, (a) solely with respect to Acorda and its Affiliates, communicate with licensors, customers, suppliers, distributors or other Persons engaged in the Marketed Product business regarding this Agreement and the transactions contemplated hereby, (b) communicate with an Authority to the extent that such disclosure is deemed reasonably necessary by the disclosing Party in connection with any filing, application, or request for a Marketing Authorization or other approval, license, registration or authorization, response to any requests or inquiries from an Authority, or other communication with an Authority, (c) communicate with prospective acquirers, lenders, investors, collaboration partners, and (sub)licensees that agree to be bound by non-use and non-disclosure obligations in respect of such information and (d) make public announcements and engage in public communications regarding this Agreement and the transactions contemplated hereby to the extent, but only to the extent, such announcements or communications are consistent with (i) any communications plan agreed upon by Acorda and Manufacturer in writing or (ii) the Parties’ prior public communications made in compliance with this Section 11.9.
ARTICLE 12

DISPUTE RESOLUTION
12.1.
Dispute Resolution. Subject to Section 12.2, any Dispute, controversy or claim arising under, out of, in connection with, or relating to this Agreement or the breach, termination or validity thereof (each, a “Dispute”) shall be referred to a senior executive of each Party. The senior executives shall meet to attempt to resolve the Dispute by good faith negotiations within sixty (60) days of referral of the Dispute. If the Dispute remains unresolved after this 60-day negotiation period, then, at the election of either Party, the senior executives shall so report to the Parties in writing and the Dispute will be decided in accordance with Section 13.19(b).
12.2.
Exceptions.
(a)
In respect of Disputes involving breaches or, if the non-breaching Party believes that there is an imminent threatened breach that is reasonably likely to occur and that damages would be an insufficient remedy, threatened breaches by either Party or its Affiliates of the provisions of

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Sections 2.3(b)(i), 2.3(c), 2.4, 9.3(a) or 9.4, the other Party may proceed to seek interim, provisional or conservatory relief in accordance with Section 13.19(b) without any requirement that it pursue the procedures set forth in Section 12.1.
(b)
Disputes under Section 6.2(b) will be resolved in accordance with Section 6.2(b).
ARTICLE 13

MISCELLANEOUS
13.1.
Intellectual Property Ownership and Grants of Rights.
(a)
Grants and Authorizations to Manufacturer. During the Term, Acorda hereby grants, on its behalf and on behalf of its subsidiary, Civitas Therapeutics, Inc., to Manufacturer a non-exclusive, paid-up, royalty-free, non-transferable, non-assignable, non-sublicensable license, solely for purposes of Manufacturer’s performing the Manufacturing Services for Acorda, under and in respect of the Acorda Intellectual Property (other than the Know-How included in the [*****] and Acorda New Intellectual Property. In addition, Acorda, under its have-made rights pursuant to [*****] of the [*****] Agreement, is permitting Manufacturer to use the [*****] Know-How solely for purposes of manufacturing the Supplied Product hereunder.
(b)
License Grant to Acorda. Manufacturer hereby grants to Acorda a worldwide, perpetual, irrevocable, non-exclusive, paid-up, royalty-free, assignable and sublicensable (through multiple tiers) license to the Manufacturer New Intellectual Property as reasonably necessary for the manufacture, use, sale, offer for sale, marketing or otherwise commercializing the Supplied Product or the Marketed Product. In the event that Manufacturer breaches its representation or covenant in Section 9.3(d) of this Agreement, Manufacturer shall grant to Acorda a worldwide, perpetual, irrevocable, non-exclusive, paid-up, royalty-free, assignable and sublicensable (through multiple tiers) license to Manufacturer Intellectual Property to the extent such Manufacturer Intellectual Property is used by Manufacturer in the manufacturing process of the Supplied Product or arises from a change in the manufacturing process; provided, however, that Acorda shall not practice such license in violation of Section 2.5(a).
(c)
Ownership of Intellectual Property.
(i)
As between the Parties, all Acorda Intellectual Property and Acorda New Intellectual Property will be the exclusive property of Acorda or its Affiliate.
(ii)
The [*****] is the exclusive property of Acorda or [*****]. Manufacturer acknowledges and agrees that the licenses and other rights and terms set forth herein are subject to (A) the terms, conditions and obligations of this Agreement and (B) in light of the type and scope of the license granted by Acorda in Section 13.1(a), the confidentiality terms, conditions and obligations contained in [*****] of the [*****] Agreement to the extent applicable to the Manufacturing Services provided by Manufacturer under this Agreement; provided that Acorda shall provide to Manufacturer no later than the Effective Date of this Agreement a full unredacted copy of the [*****] Agreement and thereafter any amendments thereto that relate to the Manufacture of the Supplied Product hereunder within fifteen (15) days of their respective effective date, and provided further, that

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Manufacturer shall maintain the [*****] Agreement solely in the files of its legal department and shall use the [*****] Agreement solely for purposes of ensuring compliance with this Agreement. For the avoidance of doubt, Manufacturer shall maintain confidential the [*****] Agreement for so long as the confidentiality obligations of the [*****] Agreement remain in effect.
(iii)
All Manufacturer Intellectual Property and Manufacturer New Intellectual Property will, as between the Parties, be the exclusive property of Manufacturer.
(iv)
Manufacturer shall, and shall cause its Affiliates to, promptly disclose in writing to Acorda the discovery, development, making, conception, or reduction to practice of any innovation, improvement, development or discovery included in or giving rise to Acorda New Intellectual Property and, upon Acorda’s request and expense, execute all instruments and other documents that are reasonably required to vest ownership of Acorda New Intellectual Property in Acorda. Acorda will own, and Manufacturer shall, and does hereby, grant and assign to Acorda, including by way of a present assignment of future rights, all right, title and interest in and to Acorda New Intellectual Property and the right to bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of any of the Acorda New Intellectual Property whether occurring before, on, or after the date of this Agreement. Manufacturer agrees that it shall perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution or delivery of) all further assignments, transfers, waivers or other instruments in respect of the Acorda New Intellectual Property as are reasonably required to vest in Acorda the full benefit of the rights, title and interest in the Acorda New Intellectual Property assigned to Acorda under this Agreement.
(v)
Acorda shall, and shall cause its Affiliates to promptly disclose in writing to Manufacturer the discovery, development, making, conception, or reduction to practice of any innovation, improvement, development or discovery included in or giving rise to Manufacturer New Intellectual Property and, upon Manufacturer’s request and expense, execute all instruments and other documents that are reasonably required to vest ownership of Manufacturer New Intellectual Property in Manufacturer. Manufacturer will own, and Acorda shall, and does hereby, grant and assign to Manufacturer, including by way of a present assignment of future rights, all right, title and interest in and to Manufacturer New Intellectual Property and the right to bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of any of the Manufacturer New Intellectual Property whether occurring before, on, or after the date of this Agreement. Acorda agrees that it shall perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution or delivery of) all further assignments, transfers, waivers or other instruments in respect

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of the Manufacturer New Intellectual Property as are reasonably required to vest in Manufacturer the full benefit of the rights, title and interest in the Manufacturer New Intellectual Property assigned to Manufacturer under this Agreement.
(vi)
Each Party will be solely responsible for the costs of filing, prosecution, and maintenance of patents and patent applications included in or claiming Intellectual Property as to which it is allocated ownership hereunder.
(d)
No Implied Rights. Except as provided in the foregoing provisions of this Section 13.1 or elsewhere in this Agreement, neither Party has, nor will it acquire, any interest (whether by way of ownership, license or otherwise) in any of the other Party’s Intellectual Property unless otherwise expressly agreed to in writing.
(e)
Covenant Not to Use. Manufacturer shall not use any Acorda Intellectual Property, [*****] contained therein, or any Acorda New Intellectual Property except in each case as specifically licensed hereunder.
13.2.
Insurance.
(a)
Coverage. During the Term, both Parties shall maintain, at their sole cost and expense, with financially sound and reputable insurers, insurance coverage with respect to the conduct of its business in such amounts as specified below.
(i)
Commercial general liability insurance, including blanket contractual liability insurance covering the respective obligations of each Party under this Agreement, and product liability insurance adequate to cover its obligations hereunder, each through the end of the Term and for a period of five years thereafter. This insurance must have policy limits of not less than (1) $10,000,000 for each occurrence for personal injury or property damage liability, and (2) $10,000,000 in the aggregate per annum for product and completed operations liability and must name the other Party as an additional insured on a primary noncontributory basis and include an endorsement waiving right of subrogation against the other Party as an additional insured.
(ii)
Workers’ compensation (or social scheme) as required by any Applicable Laws in respect of this Agreement. Employer’s Liability Insurance of not less than $1,000,000 per employee and per accident.
(iii)
Professional liability insurance covering errors, omissions or negligent acts arising out of the professional services to be performed. The limit of liability shall be not less than $10,000,000 for each claim and $10,000,000 in the aggregate.
(iv)
Acorda shall hold Insurance (all risk property, stock-throughput, or equivalent) for the full replacement value of the Acorda Supplied Components/Materials and Supplied Product while in possession of Manufacturer.

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(v)
Automotive liability insurance, to include all owned, hired and non-owned vehicles. If either Party does not have any owned vehicles, such Party is still required to maintain coverage for hired and non-owned vehicles as either a stand-alone policy or endorsed onto the commercial general liability insurance described in clause (i) of this Section 13.2(a). The limit of liability shall not be less than $1,000,000 per accident combined single limit.
(vi)
Cyber liability insurance coverage for third party liability arising out of breach of privacy, inclusive of confidential and propriety business information, HIPAA violations and other breaches of personally identifiable information and/or protected health information that may arise out of the Manufacturing Services. The limit of liability shall not be less than $1,000,000 for each claim and $1,000,000 in the aggregate.
(b)
Additional Requirements. Each Party shall provide, at the written request of the other Party, a signed certificate of insurance, as evidence that policies providing the coverage required by this Section 13.2 for such providing Party are in full force and effect. All insurance required by this Section 13.2 to be held by each Party must be issued by insurance companies with an A.M. Best’s rating (or its equivalent) of A or better.
13.3.
Independent Contractors. The Parties are independent contractors and this Agreement will not be construed to create between Manufacturer and Acorda any other relationship, such as, by way of example only, that of employer-employee, principal-agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the Parties.
13.4.
Remedies; No Waiver.
(a)
Except only to the extent otherwise expressly provided in this Agreement, all rights and remedies of each Party under this Agreement are cumulative and the exercise by a Party of any of its rights and remedies under this Agreement shall not limit its exercise of any other right or remedy to which it is entitled by the terms of this Agreement.
(b)
Either Party’s failure to require the other Party to comply with any provision of this Agreement will not be deemed a waiver of the provision or any other provision of this Agreement, except as expressly set forth in Section 6.2(a).

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13.5.
Assignment; Additional Acorda Parties.
(a)
Except as otherwise provided in this Section 13.5, this Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party.
(b)
Notwithstanding anything in Section 13.5(a) or the provisions of any applicable law to the contrary, Acorda may, without Manufacturer’s consent, but with written notice to Manufacturer, assign this Agreement, in whole or in part, (i) in connection with the sale or other transfer of all or substantially all of Acorda’s assets or Acorda’s line of business to which this Agreement relates, (ii) to the surviving or other successor entity in the event of a merger or consolidation to which Acorda is a party, or (iii) to an Affiliate, as long as, in each case ((i), (ii) and (iii)), any Person to whom this Agreement is actually assigned agrees in writing with Manufacturer to comply with all obligations of Acorda under this Agreement.
(c)
Notwithstanding anything in Section 13.5(a) or the provisions of any applicable law to the contrary, Manufacturer may, without Acorda’s consent, assign this Agreement, in whole but not in part, (i) in connection with the transfer or sale of all or substantially all of Manufacturer’s and its Affiliates’ assets, (ii) to the surviving or other successor entity in the event of a merger or consolidation to which Manufacturer is a party, or (iii) to an Affiliate, as long as, in each case ((i), (ii) and (iii)), the Person to whom this Agreement is actually assigned agrees in writing with Acorda to comply with all obligations of Manufacturer under this Agreement and Manufacturer remains liable to Acorda for its acts or omissions prior to the closing of the applicable transaction. Notwithstanding the foregoing, if Manufacturer desires to assign this Agreement, in whole but not in part, in connection with a divesture of the Manufacturing Site and that transaction is not part of the scenarios outlined in (i) or (ii), Manufacturer shall obtain Acorda’s consent, such consent not to be unreasonably withheld, conditioned or delayed.
(d)
Any purported assignment in breach of the provisions of this Section 13.5 will be void and of no effect.
(e)
In addition to its rights under Section 13.5(b), Acorda shall also, by written notice to Manufacturer, have the right at any time to add any Acorda Affiliate(s) as an additional party (each, an “Additional Acorda Party”) to this Agreement, with each Additional Acorda Party in its capacity as an additional party to this Agreement to have all of the rights and to be subject to all the obligations of Acorda under this Agreement. Each Additional Acorda Party shall thereafter be included in the definition of “Acorda” for all purposes of this Agreement. As part of any such notice to Manufacturer, Acorda shall be entitled to specify a notice address to be used pursuant to Section 13.7(b) for the Acorda Additional Party(ies) and such notice address shall thereafter be deemed to be included in Section 13.7(b). Any such notice given by Acorda to Manufacturer shall be executed by the Acorda Affiliate that is the subject of such notice and, by virtue of such execution of such notice, such Acorda Affiliate shall be and become bound by the obligations and entitled to the rights of Acorda under this Agreement. Acorda shall remain liable to Manufacturer for the performance, acts and omissions of such Additional Acorda Party as if such performance, acts and omissions were the performance, acts and omissions of Acorda.
13.6.
Force Majeure. Except as to payments required under this Agreement, neither Party will be liable for the failure to perform its obligations under this Agreement if the failure is caused by an event beyond that Party’s reasonable control, including strikes or other labor disturbances, lockouts, riots, quarantines, epidemic, communicable disease outbreaks, wars, acts of terrorism, armed hostilities, factory shutdowns, embargoes, explosions, destruction of production facilities or materials by fires, earthquakes,

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floods or storms or other similar casualty events, interruption of or delay in transportation, lack of or inability to obtain fuel, power or components, or compliance with any order or regulation of any government entity acting within color of right (a “Force Majeure Event”). A Party claiming a right to excused performance under this Section 13.6 shall promptly give written notice to the other Party of the extent of its inability to perform, which notice must specify the event beyond the non-performing Party’s reasonable control that prevents the performance and steps to be taken by the non-performing Party to remedy the same. The suspension of performance must be of no greater scope and no longer duration than is reasonably required and the non-performing Party shall use best efforts to remedy its inability to perform as soon as possible. If the suspension of performance continues for [*****] after the date of the occurrence, and the failure to perform would constitute a material breach of this Agreement in the absence of the Force Majeure Event, the nonaffected Party may terminate this Agreement immediately by written notice to the affected Party. Without limiting the foregoing, Acorda shall not be obligated to pay the Fees in respect of any period (prorated as necessary on the basis of number of days elapsed) during which a Force Majeure Event interferes to any material extent with Manufacturer’s ability to deliver the Manufacturing Services as contemplated herein.
13.7.
Notices.
(a)
Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement must be in writing, must refer specifically to this Agreement, as applicable, and will be deemed given upon actual receipt if (A) delivered by hand; (B) sent by confirmed e-mail (acknowledged by the email specified below, if any); (C) sent by registered or certified mail (return receipt requested), postage prepaid; or (D) sent by nationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.7(b) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7. Notwithstanding the foregoing, any notice of termination of this Agreement must be delivered through hand delivery, registered or certified mail or nationally recognized overnight delivery service, as provided in this Section 13.7. This Section 13.7 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
(b)
Address for notice:

If to Acorda:

Acorda Therapeutics, Inc.

 2 Blue Hill Plaza 3rd Fl.

Pearl River, New York 10965

Attn: President & CEO

with a copy (which shall not constitute notice) to:

Acorda Therapeutics, Inc.

2 Blue Hill Plaza 3rd Fl.

Pearl River, New York 10965

Attn: General Counsel

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If to Manufacturer:

Catalent Massachusetts LLC

14 Schoolhouse Road

Somerset, NJ 08873

Attn: Group President Pharma and Consumer Health

with a copy to:

Catalent Pharma Solutions

14 Schoolhouse Road

Somerset, NJ 08873

Attn: General Counsel (Legal Department)

Email: [*****]

13.8.
Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, (a) that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct, and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which as between the Parties comes as close as possible to that of the illegal, invalid or unenforceable provision.
13.9.
Entire Agreement; Amendments; Conflicts.
(a)
This Agreement, together with the Quality Agreement, constitutes the full, complete, final and integrated agreement between the Parties relating to the subject matter hereof and thereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings concerning the subject matter hereof or thereof, but for clarity does not supersede or modify anything set forth in the Asset Purchase Agreement or any Ancillary Agreement [*****].
(b)
Any modification, amendment, or supplement to this Agreement or the Quality Agreement must be in writing and signed by authorized Representatives of both Parties.
(c)
In case of conflict, the Quality Agreement will govern all quality-related issues and this Agreement will govern all non-quality related issues.
(d)
[*****], Acorda shall notify Manufacturer and the Parties shall negotiate in good faith to amend this Agreement as necessary to comply with [*****].
13.10.
Other Terms. No terms, provisions or conditions of any purchase order or other business form or written authorization used by Acorda or Manufacturer will have any effect on the rights, duties, or obligations of the Parties under, or otherwise modify, this Agreement regardless of any failure of Acorda or Manufacturer to object to the terms, provisions, or conditions, unless the document specifically refers to this Agreement and is signed by both Parties.
13.11.
No Third Party Benefit or Right. For greater certainty, nothing in this Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement, except as provided in Sections 10.2 and 10.3 of this Agreement.

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13.12.
Execution in Counterparts. This Agreement may be executed in two or more counterparts, by original or facsimile or electronically-transmitted signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
13.13.
Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do or cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments as may be necessary or as the other Party may reasonably request, in connection with this Agreement, or to carry out more effectively the provisions and purposes hereof or thereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
13.14.
Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Laws. No transaction or dealing under this Agreement shall be conducted with or for any Person that is designated as the target of any sanction, restriction or embargo administered by the United Nations, the European Union, the United Kingdom, or the United States of America.
13.15.
Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of the relevant agreement on any future occasion.
13.16.
Construction. The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against any Party.
13.17.
Use of Names. Except as otherwise expressly permitted under this Agreement, (a) Manufacturer shall not make any use of Acorda’s name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Acorda, and (b) Acorda shall not make any use of Manufacturer’s name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Manufacturer. Notwithstanding the foregoing, Acorda may use Manufacturer’s name as required to comply with Applicable Laws.
13.18.
Right to Dispose and Settle. If Manufacturer requests in writing from Acorda direction with respect to disposal of any inventory of Supplied Product, Acorda-Supplied Materials, equipment, samples, or other items belonging to Acorda and is unable to obtain a response from Acorda within a reasonable period after making reasonable efforts to do so, Manufacturer may, in its sole discretion, (a) dispose of all such items and (b) set-off the cost of such disposal and all amounts due to Manufacturer or any of its Affiliates from Acorda against any credit Acorda may hold with Manufacturer or any of its Affiliates.
13.19.
Governing Law; Arbitration.
(a)
This Agreement, the negotiation, execution or performance of this Agreement and any Disputes arising under or related hereto (whether for breach of contract, tortious conduct or

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otherwise) shall be governed and construed in accordance with the Laws of the State of New York, without reference to its conflicts of law principles that would refer the construction, validity, interpretation or enforceability of, or the resolution of any Dispute under, this Agreement to the substantive Laws of another jurisdiction.
(b)
Upon the Parties’ receiving the senior executives’ report that the Dispute referred to them pursuant to Section 12.1 has not been resolved, a Party may institute binding arbitration with written notice to that effect to the other Party. Any such arbitration proceedings shall be take place in the English language, and governed by the International Institute for Conflict Prevention & Resolution, New York, NY (the “CPR”) and the Fast-Track Administered Arbitration Rules then in force. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Manufacturer and Acorda and the third arbitrator, who shall be the chairperson of the tribunal, shall be appointed by the two Party-appointed arbitrators. Any such arbitration shall be held in New York, NY, USA. The arbitrators shall have the authority to direct the Parties as to the manner in which the Parties shall resolve the disputed issues, to render a final decision with respect to such disputed issues, or to grant specific performance with respect to any such disputed issue. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Nothing in this Section 13.19 shall be construed to preclude either Party from seeking provisional remedies, including but not limited to temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights pending arbitration, but such preliminary relief shall not be sought as a means of avoiding arbitration. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each Party shall bear its own costs and expenses incurred in connection with any arbitration proceeding and the Parties shall equally share the cost of the mediation and arbitration levied by the CPR.
(c)
For the preliminary relief set forth in Section 13.19(c) and to enforce the arbitral award, each Party consents, for itself and its Affiliates, to the jurisdiction of the courts of the State of New York, county of New York and the U.S. District Court for the Southern District of New York.
(d)
Any arbitration proceeding entered into pursuant to this Section 13.19 shall be conducted in the English language.

[Signature page follows.]

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EXECUTION VERSION

IN WITNESS WHEREOF, the duly authorized Representatives of the Parties have executed this Agreement as of the date first written above.

CATALENT MASSACHUSETTS LLC

By:

Name: Ricky Hopson

Title: President, Clinical Development and Supply, Catalent Pharma Solutions

ACORDA THERAPEUTICS, INC.

By:

Name: Ron Cohen

Title: President and CEO